[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 10.61

AMENDED AND RESTATED LICENSE AGREEMENT FOR RECOMBINANT VESICULAR STOMATITIS VIRUS VACCINES FOR VIRAL HEMORRHAGIC FEVERS

BETWEEN:
HER MAJESTY THE QUEEN IN RIGHT OF CANADA,
as represented by the Minister of Health,
acting through the Public Health Agency of Canada
("Canada")
AND:
BIOPROTECTION SYSTEMS CORPORATION,
a company incorporated as a subchapter C corporation
under the laws of Delaware, having its registered office at
Iowa State University Research Park,
2901 South Loop Drive, Suite 3360, Ames, Iowa, USA 50010
(“Company")

INTRODUCTION:

A.	WHEREAS Canada is one of the major performers in Canada of vaccine research relating to viral hemorrhagic fever (“VHF”) viruses;

B.	WHEREAS Canada has developed the technology known as the “Recombinant vesicular stomatitis virus vaccine for viral hemorrhagic fevers”;

C.	WHEREAS the main features of the technology include [*];

D.
WHEREAS, on May 4, 2010, the Parties entered into a license agreement pursuant to which a license was granted by Canada to the Company to Develop and Commercialize the technology. The Parties have agreed that it is in their best interests to amend and restate in its entirety the license agreement on the terms and conditions set out in this amended and restated License Agreement;

E.	WHEREAS Canada is willing to grant to the Company a license to Develop and Commercialize the technology on the terms and conditions set out in this License Agreement;

F.	WHEREAS the fundamental principles underlying this License Agreement are that:
i)    Canada surrenders its commercial self-interest to the Company; and

ii)
In exchange, in good faith, the Company uses its discretion and experience in product development and regulatory affairs, its commercial resources and business savvy and, assuming that any relevant statutory, regulatory or administrative authorizations or permits for a vaccine product are obtained, its marketing, sale and distribution savvy for the benefit of both Parties;

G.     WHEREAS the salient elements of this License Agreement are:

i)	Canada grants to the Company (a) a sole, worldwide, revocable and royalty-bearing license to make, use, improve, Develop and Commercialize the technology in the field of prevention and

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

prophylaxis against and treatment of Ebola (Zaire), a VHF virus, in humans, whether before or after exposure; and (b) a non-exclusive, worldwide, revocable and royalty-bearing license to make, use, improve, Develop and Commercialize the technology in the field of prevention and prophylaxis against and treatment of Ebola (Sudan), a VHF virus, in humans, whether before or after exposure;

ii)	Canada will retain non-commercial rights in the technology, including rights to use and further develop the technology for educational and research purposes;

iii)
Canada will retain commercial and non-commercial rights to license the technology to any third party outside the Ebola (Zaire) Field of Use and, subject to the foregoing, to license the technology to third parties within and outside the Ebola (Sudan) Field of Use, in each case, in the Territory;

iv)
The Company grants to Canada a non-exclusive and royalty-free license to make, use, manufacture and sell in the Field of Use the VHF vaccine products Developed by the Company in the exercise of the Licensed Rights, in the event of a public health emergency;

v)	The Company will make good faith efforts to collaborate with Canada on basic research and Development activities related to VHF virus vaccines; and

vi)	The Parties agree to maintain the confidentiality of each other’s Confidential Information provided under this License Agreement;

H.
WHEREAS the expectations of the Parties are that the Company will use commercially reasonable efforts to Develop a VHF vaccine and, assuming that any relevant and necessary statutory, regulatory and administrative authorizations or permits that may be required for a vaccine product are obtained, Commercialize it; and

I.	WHEREAS the Parties have agreed to their commercial relationship on the terms and conditions set out in this License Agreement.

NOW THEREFORE in consideration of the premises, the terms and conditions hereinafter contained and other good and valuable consideration, the receipt of which is hereby acknowledged by each Party, the Parties hereto covenant and agree as follows:
1.0    DEFINITIONS

1.1	“Affiliate(s)”
means any corporation, subsidiary, partnership or other entity which the Company, directly or indirectly, controls (or has common control of) or which, directly or indirectly, controls the Company:

1.1.1
through the ownership of more than 50% of the voting share capital, and the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the body corporate; or

1.1.2
otherwise has the possession, direct or indirect, of the powers to direct or cause the direction of the management or policies of a person or entity; whether through ownership of equity participation, voting securities, or beneficial interests; by contract, by agreement, or otherwise.

Identified in appendix D (“Affiliates”) are the Affiliates of the Company in existence on the Execution Date.

1.2	“Commercialization” or “Commercialize”
means:
1.2.1     the commercial making, using, Sale or offering to sell;

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.2.2	of the products resulting from the exercise of the Licensed Rights;
1.2.3     by the Company, its Affiliates or its sub-licensees;

1.2.4	in the Territory;
1.2.5     within the Field of Use; and

1.2.6	for the maximum commercial return to the Company and Canada in accordance with Article 4 (Exploitation of Licensed Rights) including:

1.2.6.1
the Company obtaining any statutory, regulatory or administrative authorizations or permits that may be required in order for the Company to legally carry out all of its activities under the License Agreement.

1.3	“Confidential Information”
means, with respect to a Party, all proprietary information of any type, or any part or portion thereof, that is disclosed by that Party to the other Party pursuant to this License Agreement, whether or not such information is specifically marked or identified as confidential at the time of disclosure, which may include without limitation,

1.3.1	all scientific, technical, business, financial, legal, marketing or strategic information (including, without limitation, trade secrets and proprietary know-how);

1.3.2
all documented research, development, demonstration or engineering work, information that can be or is used to define a design or process or procure, produce, support or operate material and equipment, methods of production, regardless of its form;

1.3.3
all drawings, blueprints, patterns, plans, flow-charts, equipment, parts lists, software and procedures, specifications formulae, designs, technical data, descriptions, related instruction manuals, records and procedures;

1.3.4	information that is non-public, confidential, privileged or proprietary in nature, which may have actual or potential economic value in part from not being known and may be positive (what works) or negative (what does not) information;

1.3.5	however fixed, stored, expressed or embodied (and includes, without limitation, samples, prototypes, specimens and derivatives);

1.3.6	and including, without limitation, information disclosed during discussions, meetings, tests, demonstrations, correspondence or otherwise.

1.4	“Cover”
means with respect to a given Licensed Product in a given country, that the composition of matter (but excluding formulation) or method of use of such Licensed Product is claimed by a Valid Claim in such country and such Valid Claim would be infringed by the sale of such Licensed Product in such country for use in the Field of Use but for the licenses granted to Company hereunder; provided, that with respect to method of use, such method of use is (i) for an indication for which regulatory approval has been received (as set forth on the approved labeling for such Licensed Product) for such Licensed Product in such country, and (ii) for the indication for which such Licensed Product is actually being marketed.

1.5	“Development” or “Develop”
means:
1.5.1     the pre-clinical or clinical research, development, making or using;
1.5.2    of the products resulting from the exercise of the Licensed Rights;

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.5.3    by the Company, its Affiliates or its sub-licensees;
1.5.4    in the Territory; and
1.5.5    within the Field of Use.

1.6	“Dispute”
for purposes of Article 16 (Alternate Dispute Resolution (ADR)), and paragraph 17.17 (Forum Conveniens)

1.6.1
includes without limitation any controversy, conflict, claim, disagreement or difference of opinion arising out of the License Agreement, (irrespective of whether it is premised on contract, tort or trust / equity), including, without limitation, any issues concerning the breach, interpretation, rectification, termination, performance, enforcement or validity of the License Agreement or the rights and liabilities of the Parties in relation to the License Agreement;

1.6.2	irrespective of the fact that there is no arguable defence under the License Agreement, or that the facts or law are undisputable and subject to judicial summary proceedings;
but Dispute does not encompass:

1.6.3	any controversy, conflict, claim, disagreement or difference of opinion or the rights and liabilities of the Parties

1.6.3.1	under any collateral or antecedent agreements independent of the License Agreement: or

1.6.3.2	with any emanation of Her Majesty the Queen in Right of Canada, other than the Public Health Agency of Canada.

1.7	“Execution Date”
means the date on which the last signature is affixed to this amended and restated License Agreement.

1.8	“Field of Use”
means:
(i) the application and use of the Licensed Rights only with products to be sold or used by the Company, or its Affiliates or sub-licensees or marketed through specified trade channels in the field of prevention and prophylaxis against and treatment of Ebola (Zaire), a VHF virus, in humans (the “Ebola (Zaire) Field of Use”), and
(ii) the application and use of the Licensed Rights only with products to be sold or used by the Company, or its Affiliates or sub-licensees or marketed through specified trade channels in the field of prevention and prophylaxis against and treatment of Ebola (Sudan), a VHF virus, in humans (the “Ebola (Sudan) Field of Use”);
and for no other purposes whatsoever.

1.9	“Generally Accepted Accounting Principles (GAAP)”
means, at any time, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants at the relevant time, applied on a consistent basis (except for necessary or advisable changes in accordance with the promulgations of the Canadian Institute of Chartered Accountants). If and when Canadian GAAP does not address an accounting issue, then generally accepted accounting principles in the United States will apply.

1.10	“Improvement(s)”
means any modification, improvement, enhancement, variation, refinement, derivative or development

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

relating to the Licensed Rights which
1.10.1    infringes any one or more claims of any of the Patents; or

1.10.2	constitutes a technological advance of any degree using any of the Patents or Confidential Information (irrespective of whether it infringes one or more claims of the Patents); and

1.10.3	was made and reduced into practice during the term of the License Agreement or within 12 (twelve) months of its termination or expiration by or on behalf of either Party; and

1.10.4	when applicable, Canada is lawfully entitled to communicate and license to the Company without breaching any restrictions on use or disclosure to third parties.

1.11	“Intellectual Property”
means all Patents, trade-marks, copyrights, industrial designs, trade-names, trade secrets, Confidential Information and other intellectual property rights whether registered or not, whether proprietary or not
i) owned by or licensed to Canada, relating to the Licensed Rights; or
ii) owned by or licensed to the Company, relating to the Improvements made by the Company, its Affiliates or sub-licensees, as the case may be.
1.12    “Know-How Royalty Term”
means

(i)
with respect to the Sale of a Licensed Product which is the mono-valent pharmaceutical composition or preparation (in any and all dosage forms) containing the mono-valent vaccine candidate known as rVSV-EBOV (in any suspension buffer or any lyophilized version thereof) as the sole active ingredient and administered through any route of administration other than oral administration, on a Licensed Product-by-Licensed Product and country-by-country basis:

(a) if the first Sale of such Licensed Product in such country of Sale occurs when there is a Valid Claim Covering such Licensed Product in such country: the period beginning on the date of expiry of the last to expire Valid Claim Covering such Licensed Product in such country and ending five (5) years thereafter; or
(b) if the first Sale of such Licensed Product in such country of Sale occurs when there is no Valid Claim Covering the Licensed Product in such country: the period beginning on the date of first Sale of such Licensed Product in such country and ending five (5) years after the first Sale in such country.

(ii)	with respect to the Sale of all other Licensed Product(s), on a Licensed Product-by-Licensed Product and country-by-country basis:
(a) if the first Sale of such Licensed Product in such country of Sale occurs when there is a Valid Claim Covering such Licensed Product in such country: the period beginning on the date of the last to expire Valid Claim Covering such Licensed Product in such country and ending five (5) years thereafter in such country; and
(b) if the first Sale of such Licensed Product in such country of Sale occurs when there is no Valid Claim Covering the Licensed Product in such country: the period beginning on the date of first Sale of such Licensed Product in such country and ending ten (10) years after the first Sale in such country.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.13	"License Agreement"
means this agreement and including all attached appendices and future amendments, and refers to the whole of this agreement, not to any particular section or portion thereof.
1.14     “Licensed Product(s)”
means any product resulting from Commercialization under this License Agreement.

1.15	“Licensed Rights”
means the exercise, as of, on or after the Execution Date, in whole or in part, of
1.15.1    the Patents and related Intellectual Property and Confidential Information and any subsequent changes thereto that are expressly incorporated into the License Agreement;

1.15.2. any Improvements owned by or licensed to Canada and related Intellectual Property and Confidential Information; and any subsequent changes thereto that are expressly incorporated into the License Agreement; and

1.15.3
Confidential Information respecting the manufacturing processes for products resulting from the exercise of other Licensed Rights (including without limitation Patents and Improvements) either owned by Canada or licensed to Canada. This Confidential Information includes, without limitation, information pertaining to production of prophylactic and therapeutic vaccines in sufficient quantities for use in the event of a bio-terrorist event involving filoviruses (EBOV Zaire and EBOV Sudan) and was provided to the Company prior to the Execution Date of this License Agreement, within the Field of Use.
1.16    “Merck”
means Merck, Sharp & Dohme Corp., a corporation organized and existing under the laws of New Jersey.
1.17    “MTA”
means the Material Transfer and License Agreement between Canada and the Company dated November 21, 2014 and attached hereto as Appendix E.

1.18	"Party"
means any one of the signatories to the License Agreement and “Parties” means both of them.
1.19    “Patent Royalty Term”
means, with respect to a given Licensed Product in a given country of Sale, the period, during the Term, prior to the date of expiry of the last to expire Valid Claim Covering such Licensed Product in such country of Sale.

1.20	"Patents"
means:

1.20.1	the patents and patent applications as listed in Appendix A (Description of the Patents);

1.20.2
any author certificates, inventor certificates, utility certificates, improvement patents and models and certificates of addition, and includes any divisions, reissues, renewals, reexaminations and extensions thereof, and all continuations, continuations-in-part and divisionals of the applications

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for such patents, continuations, continuations-in-part, extensions, re-issues thereof for those patents listed in "Appendix A";

1.20.3	subsequently patented Improvements to Patents where those Improvements are made and patented by Canada; and

1.20.4	any and all foreign equivalents of any of the foregoing.

1.21	“Sale”
means without limitation the act of transferring (conditionally or unconditionally, permanently or temporarily) the results of the exercise of the Licensed Rights for consideration including but not limited to sale, lease, gift, barter, exchange or other disposition for value in the Field of Use. (For greater clarity (a) any transfer by the Company to an Affiliate or sub-licensee shall not be deemed a Sale at the Sales Price at the time of the transfer to such Affiliate or sub-licensee but shall be deemed a Sale at the time of transfer to an end user by such Affiliate or sub-licensee and (b) any internal corporate use / consumption whatsoever of the Licensed Rights by the Company or an Affiliate or sub-licensee shall be deemed a Sale at the Sales Price at the time of the use / consumption or allocation for internal use / consumption, whichever is the earlier).

1.22	"Sales Price"
means the aggregate gross price paid by an arm’s length purchaser or lessee for any of the results of the exercise of the Licensed Rights sold or leased by the Company (or, to the extent the results of the exercise of the Licensed Rights sold or leased by the Company are subject to pricing set by the applicable regulatory authority in a given country in the Territory, then the price set by such regulatory authority for sales or leases in such country) for use in the Field of Use, less a fixed amount equal to [*] of the amount invoiced.
1.23    "Taxes"
means taxes (including, without limitation, sales taxes, goods & services taxes, value added taxes, however described), levies, imposts, deductions, charges, license and registration fees, assessments, withholdings / withholding taxes and duties imposed by any jurisdiction or authority (including stamp and transaction taxes and duties) together with any related interest, penalties, fines and expenses in connection with them.
1.24    “Term”
means the term as set out in section 3.1 of the License Agreement.

1.25	"Territory"
means the entire world, always subject to:

1.24.1    the United Nations Act, R.S.C. 1985, Chap. U-2;
1.24.2    the Export & Import Permits Act, R.S.C. 1985;
1.24.3    Chap. E-19, Special Economic Measures Act, S.C. 1992, Chap. 17;
1.24.4    Foreign Extra-Territorial Measures Act, R.S.C. 1985 c. F-29; and
1.24.5    any other pertinent Canadian statutory or regulatory strictures.
For greater clarity Territory means all countries and jurisdictions of the world.
1.26    “Valid Claim”
means a claim of an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension) within the Patents, which claim has not been abandoned or revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

allowable time period), and has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.
1.27    “VHF”
means viral hemorrhagic fever.
2.0    GRANT & RESERVATIONS

2.1	Grant:
Subject to:
2.1.1    the definitions, terms and conditions of the License Agreement,

2.1.2	the Company complying with and not being in breach of any of the provisions of the License Agreement; and
2.1.3    any third party peremptory rights,
Canada hereby grants to the Company: (a) a personal, non-transferable, sole, revocable, royalty-bearing license for Development and Commercialization in the Ebola (Zaire) Field of Use, and (b) a personal, non-transferable, non-exclusive, revocable, royalty-bearing license for Development and Commercialization in the Ebola (Sudan) Field of Use. Nothing herein shall constitute in any manner whatsoever:

2.1.4	an assignment or other transfer of proprietary rights in the Licensed Rights to the Company; or

2.1.5	any authorization or permission beyond that expressly given in this License Agreement.

2.2	Carve Out
Notwithstanding anything to the contrary in the License Agreement, Canada retains from the License Agreement, any and all absolute and unfettered rights necessary to do the following:
2.2.1    improve the Licensed Rights or Patents;

2.2.2	to carry out educational activities;

2.2.3	to pursue research and development, directly or indirectly, related to the Licensed Rights or Patents with or without the Company, collaborators or sponsors, with all attendant rights of publication;

2.2.4
to make, have made, manufacture, use, license sell and distribute and to administer (directly or through health care providers) to Canadians products resulting from the exercise of the Licensed Rights, the Patents and the Improvements in the event of a public health emergency pertaining or related to VHF in Canada, for the purpose of prevention or treatment of VHF, where:

2.2.4.1
neither the Company nor any of its Affiliates or sub-licensees has obtained regulatory approval of its product(s) under the Food and Drugs Act of Canada at the time the emergency is identified by Canada; or

2.2.4.2	neither the Company nor any of its Affiliates or sub-licensees is able to satisfy the demand for its approved product(s) in Canada at the time the emergency is identified by Canada;

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.2.5
to make, have made, manufacture, use and distribute and to administer to Canada’s staff products resulting from the exercise of the Licensed Rights, the Patents and the Improvements, for the purpose of prevention and treatment of VHF, whether in or outside a public health emergency in Canada or abroad;

2.2.6
to make, have made, manufacture, use, license, sell and distribute and to administer (directly or through health care providers) products resulting from the exercise of the Licensed Rights, the Patents and the Improvements, outside of Canada, for compassionate care purposes for the prevention or treatment of VHF, where:

2.2.6.1
neither the Company nor any of its Affiliates or sub-licensees has obtained regulatory approval of its product(s) under the laws of the foreign country in question at the time the compassion care is identified by Canada; or

2.2.6.2
neither the Company nor any of its Affiliates or sub-licensees is able to satisfy the demand for its approved product(s) in the foreign country in question at the time the compassionate care is identified by Canada; and

2.2.7 to grant licenses to any third party, for commercial and non-commercial purposes, concerning the Patents and related Intellectual Property and the Confidential Information of Canada:

a) outside the Ebola (Zaire) Field of Use; and

b) subject to subsection (a) above, within and outside the Ebola (Sudan) Field of Use, in each case of (a) and (b), in the Territory.

2.3	Non Compete by Canada
Subject to clause 2.2, Canada shall not commercially compete with the Company, or grant a license to any third party for commercial purposes, within the Ebola (Zaire) Field of Use concerning the Licensed Rights in the Territory. Without limiting the generality of the foregoing, Canada hereby verifies that, with the exception of biological reagents used for non-compendial release testing, it has provided access to and use of Materials (as defined in the MTA) to third parties only for use outside the scope of the license under the Licensed Rights in the Field of Use.

2.4	Sub-licensing Permitted
As regards sub-licensing:

2.4.1
The Company is permitted to sub-license Affiliates and non-affiliated or non-controlled parties, on the same terms and conditions of this License Agreement. The Company has no right to encumber any contractual, legal or equitable rights the Company may have against any Affiliate or sub-licensee in favour of any financial institution or any third party whatsoever;

2.4.2 The Company is permitted to grant to its sub-licensee Merck a right to sub-sublicense or subcontract to: (i) Merck’s affiliates; and (ii) Merck’s non-affiliated or non-controlled parties pursuant to or in connection with contracts with, or services by, such non-affiliated or non-controlled parties for Development, manufacture or Commercialization; ((i) and (ii), collectively referred to hereafter as “Merck Ordinary Course Sub-licenses”), and, subject to clause (ii) of Section 2.4.3, no consent for a Merck Ordinary Couse Sub-license shall be required. The Company shall require that any Merck Ordinary Course Sub-licenses be consistent with the terms of the License Agreement and not exceed the scope and rights granted to the Company under this License Agreement; provided that Merck Ordinary Course Sub-licenses are not required to carry a royalty payable to Canada and will not be subject to the obligations set forth in Section 2.5 (save and except for the obligation set forth in 2.5.4), 2.6 or 5.4 of the License Agreement; however, any Sale by a Merck Ordinary Course Sub-licensee shall be deemed a Sale by Merck for the purpose of section 5.2 of the License Agreement and any royalty paid by Merck relating to a Sale by a Merck Ordinary Course Sub-licensee to the Company shall be counted as a royalty for the purpose of section 5.4 of the License Agreement; and

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.4.3 To the extent that the Company’s sub-licensee Merck desires to enter into a sub-sub-license (i) other than the Merck Ordinary Course Sub-licenses or (ii) a Merck Ordinary Couse Sub-license which would include a sub-sub-license of the majority of Merck’s Commercialization rights to a third party in the Territory, the Company shall, on behalf of Merck, seek the prior written consent of Canada. Canada shall have thirty (30) calendar days, from the date it receives from the Company a notice in compliance with section 20.1 of the License Agreement, to respond to the request. Canada’s consent to the request shall not be unreasonably withheld.
2.4.4 For greater certainty, the Company acknowledges and agrees that it remains primarily liable to Canada for all of the Company’s duties and obligations contained in the License Agreement, including duties and obligations relating to sub-licenses and sub-sub-licenses mentioned in 2.4.1, 2.4.2 and 2.4.3.

2.5	Sublicensing Conditions
Except as otherwise set forth in the License Agreement (including with respect to any Merck Ordinary Course Sub-licenses, save and except for the obligation set forth in 2.5.4), any sub-license or any amendment to any sub-license granted by the Company to Affiliates and non-affiliated or non-controlled parties, shall:

2.5.1	be royalty-bearing, revocable, without the right to sub-sub-license, except with the prior written consent of Canada, which consent shall not be unreasonably withheld;

2.5.2	carry a royalty rate no less than that prescribed in the License Agreement;

2.5.3    be only within the Territory or any portion thereof

2.5.4    be only within the Field of Use or a subset thereof;

2.5.5	be subject to the same obligations and restrictions as those required of the Company under the License Agreement;

2.5.6    be copied to Canada immediately following execution; and

2.5.7    not be a de facto assignment.

For greater clarity, Canada shall receive from the Affiliates and sub-licensees not less than the same amount of consideration Canada would have received from the Company, had the Company conducted the Commercialization rather than the Affiliates or sub-licensees. The Company shall ensure that any monies owing to Canada from the Affiliates or sub-licensees are paid to Canada when due, and shall be liable for any such monies irrespective of whether or not the Affiliate or sub-licensee paid the Company.

2.6	Sub-Licensee Consideration
In addition to the royalties payable by the Affiliates and sub-licensees to Canada as contemplated in paragraph 2.5 (Sub-licensing Conditions), the Company shall also pay to Canada [*] paid by the Affiliates and sub-licensees to the Company in accordance with paragraph 5.4.

2.7	Termination
Except as otherwise set forth in the License Agreement, termination of the License Agreement shall also terminate any subsisting sub-licenses, but any consideration due or owing to Canada shall be paid promptly thereafter, and any and all unsatisfied obligations and rights shall subsist until satisfied.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.0    TERM AND RENEWAL

3.1	Term
This License Agreement shall commence on the Execution Date and shall continue in force until the earlier of (i) July 28, 2033; or (ii) such time the Company, its Affiliates and sub-licensees cease all Development and Commercialization, subject to:
3.1.1    early termination as prescribed under Article 15.0 (Termination); and
3.1.2    condition subsequent in paragraph 4.1 (Business Plan).
The term of this License Agreement as set forth in section 3.1 (Term) shall be referred to herein as the “Term”.
4.0    EXPLOITATION OF LICENSED RIGHTS

4.1	Business Plan
The Company shall submit a business plan to Canada by no later than December 31, 2017, containing Company’s then-current development plans for the Licensed Products and commercial plans. Company shall provide Canada with an update to the business plan at least once every twelve (12) months to reflect Company’s then-current plans. Canada shall have the right to request amendments to the business plan in order to ensure maximum commercial return to the Company and Canada in accordance with this Article 4 (Exploitation of Licensed Rights). The Company shall use commercially reasonable efforts to ensure that the business plan submitted to Canada pursuant to this section 4.1 includes Merck’s (and its affiliates’ and sub-licensees’) then-current development plans for the Licensed Products and, if available, commercial plans.

4.2	Disclosure Requirements
The business plan shall provide sufficient detail to show how the Company plans to diligently research, Develop and promote and make commercially reasonable efforts to Commercialize. This business plan shall also disclose any

4.2.1	distribution and agency arrangements contemplated by the Company;
4.2.2     market studies pertinent to the Licensed Rights;

4.2.3	pro forma financial statements of sufficient detail to allow a thorough financial analysis of the Company’s assumptions, projected revenue streams and costs.

4.3	Continuing Disclosure
During the term of the License Agreement, the Company shall promptly provide to Canada any amendments or updates to the business plan.

4.4	Inducement
The Company acknowledges that the business plan as orally presented to Canada in a pre-contractual setting, and subsequently manifested in the written format under paragraph 4.1, as accepted by Canada is the major inducement for Canada to enter into the License Agreement on the terms and conditions prescribed herein.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.5	Breach
If the Company

4.5.1
commits a misrepresentation, omission, concealment or incorrect statement of a material fact in the negotiations leading to the License Agreement in general or leading to or in the business plan in particular; or

4.5.2	breaches any representations or statements in the business plan, then such failure is a material breach of the License Agreement which provides Canada with the discretionary election either to:
4.5.3    rescind the License Agreement and seek damages; or
4.5.4    maintain the License Agreement and seek damages alone.

4.6	Commercially Reasonable Efforts to Commercialize
As an inducement to Canada to enter into the License Agreement, during the Term (or the renewal) of the License Agreement, the Company shall:
4.6.1    use commercially reasonable efforts to Commercialize;

4.6.2	use commercially reasonable efforts to create and satisfy demand for the Licensed Rights; and

4.6.3	not do, or assist anyone to do, anything inimical to the Commercialization.
Payment of fees and royalties under Article 5 (Fees & Royalties) does not relieve the Company of its obligation under paragraph 4.6 (Commercially Reasonable Efforts to Commercialize).

4.7	Shelving a Fundamental Breach
Any “parking”, “shelving” or other activity or inactivity concerning the Licensed Rights whereby the Company is not using its commercially reasonable efforts to diligently and aggressively Commercialize the Licensed Rights in the Territory, is a fundamental breach of the License Agreement.

4.8	Research Support Collaboration
In carrying out basic research and Development activities concerning the Licensed Rights and VHF vaccine in the Field of Use during the term of this License Agreement, and any renewal thereof, the Company, its Affiliates and sub-licensees shall make good faith efforts to collaborate with Canada on such activities, under collaborative research agreements containing commercially reasonable terms and conditions as agreed to by the Parties at that time. Any payments made by the Company pursuant to such collaborations shall not diminish or affect the Company’s obligation to pay fees and royalties under Article 5 (Fee and Royalties).

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.9	Public Announcements
The Company shall ensure that the Government of Canada receives full and fair acknowledgment for its role and contribution in the development of the VSV-EBOV ebola vaccine on all of the Company’s news releases, media communications activities or public announcements (hereinafter "Communications Materials") relating to the VSV-EBOV ebola vaccine. In order to satisfy such obligations, the Communications Materials shall refer specifically to "Canada’s VSV-EBOV ebola vaccine", or “the vaccine originally licensed from the Public Health Agency of Canada” or “the vaccine originally developed by the Public Health Agency of Canada” or “the vaccine originally discovered by the Public Health Agency of Canada” or other similar description recognizing Canada’s involvement with the VSV-EBOV ebola vaccine. The Company shall also ensure that its Affiliates and sub-licensees comply with these obligations in their Communications Materials.

4.10	Pricing on Sales to Public Health Agency of Canada

[*].

4.11	Emergency Access

[*].

5.0    FEES AND ROYALTIES

5.1	Fees
The Company shall pay to Canada the following non-refundable lump sums but solely to the extent that such amounts were not previously paid to, or otherwise received by, Canada prior to the Execution Date of this amended and restated License Agreement: The Parties acknowledge and agree that all payments due pursuant to the version of the license agreement that immediately preceded this amended and restated License Agreement have been paid by the Company to Canada and that only payments due pursuant to this amended and restated License Agreement shall be due to Canada.

5.1.1	MILEPOST FEES [*]
[*] lump sum payable on the earlier of [*] or [*], whichever comes first; and

5.1.2	MILEPOST FEES [*]
[*] lump sum payable on [*].

5.2	Royalty Percentage Rate
During the Patent Royalty Term, the Company shall pay to Canada a royalty rate of [*] of the Sales Price of Licensed Products sold by the Company, its Affiliate(s) or sub-licensees.
5.2.1 The royalty rate shall be lowered to [*] if: a) an additional technology is required to Commercialize; and b) the additional technology is actually licensed by the Company (or its Affiliates or sub-licensees) from a third party and the latter actually charges royalties to the Company (or its Affiliates or sub-licensees) for such a license (as shown by documentation sufficient to establish the requirement and the actual license).
5.2.2 The rate shall be lowered to [*] if: a) two (2) or more additional technologies are required to Commercialize; and b) the additional technologies are actually licensed by the Company (or its Affiliates or sub-licensees) from one or more third parties and the latter actually charge royalties to the Company (or its Affiliates or sub-licensees) for such a license (as shown by documentation sufficient to establish the requirement and the actual license).
5.2.3 No amounts shall be owed to Canada under this paragraph 5.2 with respect to Sales of Licensed Products sold by the Company, its Affiliate(s) or sublicensees in (i) those countries (and their territories and possessions) in Africa and (ii) GAVI Eligible Countries (and their territories and possessions). As used

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

herein, “GAVI Eligible Countries” means all countries which are deemed GAVI-eligible countries by the GAVI Alliance, as such GAVI-eligible countries may be added or deleted by the GAVI Alliance from time to time; provided that in no event shall China be included as a GAVI Eligible Country (it being understood countries that have ‘graduated’ from GAVI eligibility shall, following such ‘graduation’, no longer be included as GAVI Eligible Countries) and “GAVI Alliance” means the Global Alliance for Vaccines and Immunization (GAVI), an independent non-profit organization established under the laws of Switzerland, with the purpose of providing support for improvements of vaccinations and immunization in the poorest countries of the world.

5.3	Minimum Royalty
Notwithstanding any other provision of the License Agreement, the Company shall pay to Canada a minimum annual royalty of [*] payable on or before January 1st during each year of the License Agreement. Such amounts paid shall be creditable against royalties owed under clause 5.2 (Royalty Percentage Rate) and sub-license payments owed under clause 5.4 (Sub-Licensing Consideration) in the same year.

5.4	Sub-Licensing Consideration
The Company shall pay to Canada [*] paid by the sub-licensees to the Company as follows:

(i)
with respect to the Sale of a Licensed Product which is the mono-valent pharmaceutical composition or preparation (in any and all dosage forms) containing the mono-valent vaccine candidate known as rVSV-EBOV (in any suspension buffer or any lyophilized version thereof), as the sole active ingredient and administered through any route of administration other than oral administration, on all Sales exceeding [*]; and

(ii)	with respect to the Sale of all other Licensed Product(s), on a Licensed Product-by-Licensed Product basis, on all Sales exceeding [*].
Such payments shall be over and above the royalty rate paragraph 5.2 (Royalty Percentage Rate) (whether or not such consideration was directly, indirectly or derivatively paid or provided) including without limitation any equity. Notwithstanding the foregoing, any amounts payable to Canada under paragraph 5.2 with respect to Sales of Licensed Products by Merck, its affiliates or sublicensees may be deducted from the amount Company is obligated to pay Canada as sub-licensing consideration under this paragraph 5.4 (but for clarity, Company shall pay Canada [*] it receives from Merck in excess of the amount payable to Canada under paragraph 5.2).

5.5	Sub-Licensee’s Fees

5.5.1	COLLECTION AND ENFORCEMENT BY THE COMPANY
The Company shall ensure that royalties payable to Canada from Affiliates and sub-licensees shall be remitted directly to the Receiver General for Canada, at the address provided in Article 20.1 (Notice). The Company shall take any necessary actions (at the Company’s own cost) to collect, enforce and remit royalties or other consideration owing to Canada by the Affiliates and sub-licensees. Notwithstanding the foregoing, the Company’s sub-licensee Merck (and its affiliates and sub-licensees) shall not be required to make any direct payment to Canada. Any amounts payable under this License Agreement as a result of activities of the Company’s sub-licensee Merck (and Merck’s affiliates, sub-licensees and Ordinary Course Sub-Licensees) shall be paid by the Company to Canada.

5.5.2	SUB-LICENSEE’S ARREARS PAID BY THE COMPANY
If an Affiliate or sub-licensee has royalties or other consideration owing to Canada under a sub-license for a period in excess of thirty (30) days, then the Company shall pay to Canada that amount owing within the next fourteen (14) days immediately following the aforementioned thirty (30) days.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.6	Taxes
The Company shall pay Taxes at the applicable prevailing rates exigible on the Company’s activities under the License Agreement, including without limitation Commercialization or on the payment of royalties, including any withholding taxes that in the first instance are levied against Canada.

5.7	Payment to Canada
Unless the License Agreement expressly provides otherwise, the Company shall pay any and all monies and consideration owing to Canada as follows:

5.7.1	TIME & MODE
quarterly, by cheque, money order or wire transfer, commencing on December 31, 2010 and thereafter on March 31, June 30, September 30 and December 31 of each year of this License Agreement;

5.7.2	CURRENCY & ADDRESS
except for royalties generated from Commercialization within Canada, payment of royalties shall be in U.S. funds (at the conversion rate stated in the Wall Street Journal on the day prior to the date payment is due) and made payable to the "Receiver General for Canada". The payment(s) shall be sent to:
Director, Intellectual Property Management & Business Development
Public Health Agency of Canada
1015 Arlington Street, Suite 2420
Winnipeg, Manitoba, Canada
R3E 3R2;

5.7.3	ACCOMPANYING DOCUMENTATION
each cheque, money order or wire transfer shall be accompanied by a statement bearing the name / identification of this License Agreement and the Licensed Rights, and showing the period covered, the total sales, per country sales, the per country royalty applicable and the total royalty paid or consideration paid, as applicable.

5.8	Payments to Canada after Termination
The Company shall pay to Canada any consideration due and payable under the License Agreement, whether such consideration is due and payable before or after termination, in accordance with Article 15 (Termination).

5.9	Payment after Expiry of Patents
The Company shall continue paying the amounts as prescribed in this Article, notwithstanding any impeachment proceedings, or the expiry, expungement or other nullification of the Patents.

5.10	No Set-off
Notwithstanding any other provision of the License Agreement, any consideration payable to Canada by the Company under the License Agreement is unconditional and non-cancelable. Further, the Company shall not have the right of set-off, deduct or counter-claim against any such consideration.

5.11	Accounting Approach

5.11.1	GAAP
The Company shall use GAAP in the calculation of consideration owing to Canada. The Company may allow its sub-licensee Merck (and its affiliates and sub-licensees) to use United States GAAP in the calculation of consideration owing to Canada.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.11.2	ACCRUAL
Royalties accrue on receipt of payment by the Company (or Affiliates or the sub-licensees) for the Licensed Rights.

5.11.3	INTEREST OF OVERDUE ACCOUNTS
In the event the Company fails to make any payment under the License Agreement when due and payable, then interest on any unpaid amount shall accrue at a rate of four (4)% above the base rate of the Bank of Montreal, Toronto, from time to time in force during the period of non-payment.

5.11.4	OTHER BASIS FOR PAYMENTS
If the Company receives any lump sum or other payments, royalties (including royalty payments received from third parties), or any other income or consideration for, or in respect of the Commercialization of the Licensed Rights, then the Company shall include such additional income in calculating the Sales Price.
5.12    Know-How Royalty
During the Know-How Royalty Term, the Company shall pay to Canada royalties at [*] of the rates set out in sections 5.2 and 5.4 of the License Agreement.
6.0    RECORDS AND AUDIT

6.1	Records Maintenance
The Company shall keep true and accurate records and maintain such records relating to Commercialization and all other obligations of the Company under the License Agreement during the term of the License Agreement and for ten (10) years following the termination or expiration of the License Agreement.

6.2	Record Type
For greater clarity and without limiting the generality of the foregoing, records cited in paragraph 6.1 (Records) shall comprehensively address:

6.2.1
financial, business, manufacturing and technical support, including without limitation sales reports, inventory reports, subcontractor and distributor agreements, tax returns, catalogues, price lists, shipping records, invoice registers, invoices, financial statements and ledgers; and

6.2.2    quality standards and monitoring reports and records.

6.3	Records, Access to those held by Off-Site Professionals
The Company irrevocably authorizes its independent accountants, KPMG LLP, to provide to Canada’s independent accountants any information it may have with respect to the Commercialization.

6.4	Audit Document Right
Upon the written request of Canada and with at least fifteen (15) calendar days prior notice, the Company shall permit an independent accountant, retained by Canada, to inspect all relevant records (whether held internally by the Company or at the offices of professional advisors or elsewhere) in order to ascertain the accuracy of such royalties, reports and Commercialization efforts. Such inspections shall be during business hours and in a manner that does not unduly disrupt the Company’s business. The Company shall allow the accountant to make any necessary copies of the records that the independent accountant deems fit.

6.5	Audit Interview Right
In addition to the rights in paragraph 6.4, upon the written request of Canada, the Company shall allow the

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

independent accountant to interview key personnel of the Company. The independent accountant, in its unfettered discretion, shall determine who the key personnel are for the purposes of the interview. The Company acknowledges that the independent accountant may have more than one interview with key personnel.

6.6	Audit Confidentiality
The independent accountants retained by Canada shall inform Canada whether the Company has complied with its obligations under the License Agreement, including without limitation whether all royalties and consideration due and payable were paid as prescribed to Canada and marketing efforts and any inaccuracies in such payments. Subject to the information contained in the foregoing audit reports, the independent accountants shall neither reveal to Canada any of the Company’s internal documentation or records, nor disclose any notes or copies of the Company’s records made by the independent accountants, excluding anything necessary for the report.

6.7	Duration
The auditing and verification provisions herein shall continue for 10 years following the expiry or termination of this License Agreement.

6.8	No Waiver
Any royalty payment or report accepted by Canada shall not constitute a waiver by or estoppel against Canada concerning the contractual right to audit the Company, and Canada shall continue to have the right to audit as prescribed in the License Agreement. Furthermore, an audit shall not preclude Canada from conducting subsequent audit or audits.

6.9	Discrepancy Percentage
With respect to the earned royalties (paragraph 5.2, Royalty Rate; paragraph 5.4, Sub-License Fees) in the event of any discrepancy uncovered by the audit, in excess of five percent (5.0%) of the amounts paid during the audited period, the Company shall pay forthwith to Canada both the discrepancy and the cost of the audit. Overpayments shall be credited against the next payment due by the Company to Canada.

6.10	Breach of Records Audit Article Material
The record and audit requirements are a material term of the License Agreement.
7.0    REPORTS & QUALITY CONTROL

7.1	Report - Commercialization & Marketing
The Company shall, on or before the 45th day following each calendar quarter, during the term hereof and any renewal, submit to Canada written reports as to the Company’s activities with respect to the exercise of Licensed Rights during the preceding twelve (12) months. Such reports shall contain:

7.1.1	a description of the steps taken by the Company to Develop and Commercialize and sub-license;

7.1.2	a description of the marketing conditions for the products or processes created by the exercise of the Licensed Rights; and

7.1.3	a report on the production, use and sales of the products or processes created by the exercise of the Licensed Rights.

7.2	Report - Officer’s Certificate
The report from the Company shall also contain a certificate from either the CEO or CFO of the Company attesting to the fact that the Company has been using commercially reasonable efforts to Develop and

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Commercialize the products or processes created by the exercise of the Licensed Rights and that Commercialization is a material and active element of the Company’s business.

7.3	Report - Audited Statement & Remittances
In addition to the requirements of paragraphs 7.1 (Report Contents - General) and paragraph 7.2 (Report - Officer’s Certificate), the report from the Company to Canada shall also contain an audited statement, which includes, without limitation:

7.3.1	an audited statement, including the amount of the products or processes created by the exercise of Licensed Rights sold by the Company and the amount of royalties or other consideration payable;

7.3.2	the names and addresses of all Affiliates and sub-licensees to whom the Licensed Rights has been sub-licensed;

7.3.3	a full account of all revenues generated by such Affiliates and sub-licenses, including the amount of products or processes created by the exercise of Licensed Rights sold;

7.3.4
a calculation of the amount due to Canada for the royalties and consideration as stipulated herein as required under paragraphs 2.5 (Sublicensing Conditions) and paragraph 2.6 (Sub-licensee Consideration); and

7.3.5	subject to paragraph 5.7 (Payment to Canada) any remittances then payable to Canada, payable to the Receiver General for Canada, of the amount of royalties or other consideration so payable.

7.4	Report - Quality Control
In addition to the foregoing, the report shall also contain internal audit results, conducted quarterly, showing the quality standards of the products or processes created by the exercise of the Licensed Rights at all production sites and at the major sale or distribution sites.

7.5	Quality Control Obligations
The Company shall comply with all quality requirements for the products or processes created by the exercise of the Licensed Rights that are prescribed by:
7.5.1     Canada from time to time in writing; and
7.5.2     any regulatory or statutory authority.

7.6	Quality Control Spot Audits by Canada
The Company shall allow Canada to conduct spot audits of the Company production and sales sites during operating hours anywhere in the Territory to ensure compliance with the prescribed quality standards.

7.7	Quality Control Spot Audits on behalf of Canada
Canada may ask the Company to conduct spot audits of the Company production and sales sites anywhere in the Territory and to disclose those results to Canada within 15 days of each audit.

7.8	Annual Report
The Company shall, on or before the 31st day of May of each calendar year, during the term hereof and any renewal, submit to Canada a copy of:

7.8.1	the Company’s certified financial statements and evidence of renewal of the Company’s insurance policy under section 13 of the License Agreement;

7.8.2    the Company’s annual reports to shareholders; and

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.8.3    material revisions to the Company’s business plan.

7.9	Annual Meeting
The Company shall, on the 121st day of each calendar year, during the term of the License Agreement and any renewal, meet with Canada to provide a progress report on the activities carried out by the Company under the License Agreement.

7.10	Material terms
The reporting and quality requirements and audit rights are a material term of the License Agreement.

7.11    Non-Application of Article 7 to Merck
The Company may exempt its sub-licensee Merck (and its affiliates and sub-licensees) from the application of Article 7. If the Company provides such an exemption, it shall provide to Canada copies of reports provided by Merck (or its affiliates or sub-licensees) to the Company. Canada shall keep all such reports confidential in accordance with Article 11.
8.0    OWNERSHIP OF TECHNOLOGY / IMPROVEMENTS

8.1	Canada Owns Licensed Rights
The Company agrees and is estopped from alleging otherwise that:

8.1.1	the Licensed Rights are vested in and are the sole property of Canada;

8.1.2	ownership and all rights related to, connected with, or arising out of the foregoing held by Canada, including, without limitation:

8.1.2.1
Patents, Intellectual Property (but excluding, for clarity, Intellectual Property under clause (ii) of the definition of Intellectual Property), Confidential Information, copyright, the right to produce, publish or cause to be produced, and all published information material and documents;

8.1.2.2     the right to issue a license;
are vested in and are the sole property of Canada; and

8.1.3
the Company shall have no rights to the foregoing except as may be expressly granted under this License Agreement, and the Company shall not apply for any proprietary or other right and shall not divulge or disclose, without the prior written consent of Canada, any information, material or documents concerning the foregoing or make available in any way or use the Licensed Rights, except as expressly provided in the License Agreement.

8.2	No Impeachment
The Company shall neither impeach, contest or otherwise attack, directly or indirectly, the validity, enforceability or ownership of the Patents or any Intellectual Property rights held by Canada, or Canada’s right, title and interest in and to the Licensed Rights nor assist, counsel or procure any third party to do the same.

8.3	Inimical Use of Confidential Information
The Company shall not use any Confidential Information obtained from Canada in the negotiation of the License Agreement, under due diligence searches or otherwise related to this License Agreement, in any manner that either violates the Company’s rights and obligations under the License Agreement or is

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

inimical to the interests of Canada.

8.4	Improvements - Ownership
Unless expressly agreed to otherwise in writing by the Parties, the ownership of any Improvement (and Intellectual Property related thereto) made by or on behalf of a Party shall immediately, after creation, vest exclusively in that Party.

8.5	Company Improvements - Disclosure
The Company shall:

8.5.1
disclose to Canada forthwith all Improvements, innovations and discoveries Developed or created by or on behalf of the Company, solely or jointly with others (including Affiliates and sub-licensees), that are related to the Licensed Rights, together with any Intellectual Property rights residing therein; and

8.5.2	cause its sub-licensee, Merck to disclose to Canada (directly or through the Company) all Improvements, innovations and discoveries:

i)	Developed or created by or on behalf of Merck, solely or jointly with others (including Merck’s affiliates, sub-sub-licensees and Merck Ordinary Course Sublicensees); and

ii)	that are related to the Licensed Rights, together with any Intellectual Property rights residing therein.
Such disclosures shall be made no later than sixty (60) calendar days from the date the Improvements, innovations and discoveries have been disclosed within Merck by the inventors by written memorandum pursuant to Merck’s internal procedures for the disclosure of inventions and discoveries. Canada shall keep all such disclosures confidential in accordance with Article 11.

8.6	Company Improvements - License to Canada
The Company hereby grants to Canada a personal, non-transferable, non-exclusive, worldwide, perpetual, irrevocable, royalty-free and fully paid-up license for the Improvements (including data and reports related thereto), made by or on behalf of the Company under paragraph 8.4 (Improvements - Ownership) and disclosed to Canada under paragraph 8.5 (Improvements - Disclosure) for the purposes set out in paragraph 2.2 (Carve Out), save and except for the purposes set out in paragraph 2.2.7. Further, Canada may sub-license such Improvements for the purposes of carrying out the purposes set out in paragraph 2.2 (Carve Out).
Termination of the License Agreement shall not terminate the foregoing license to Canada or any subsisting sub-licenses.
For greater certainty, the Company shall ensure that its sub-licensee Merck (and its affiliates and sub-licensees) complies with this section.
9.0    DISCLAIMERS

9.1	Estoppel Statement/Disclaimer of Express / Implied Warranties
The Company acknowledges that there is some question as to the integrity of ownership of the Licensed Rights and Patents and the Company accepts those risks.
The Licensed Rights and Patents are provided to the Company on an “as is” basis. Canada makes no warranties, representations or conditions, express or implied, of any nature, and Canada disclaims all warranties, representations or conditions, for the Licensed Rights, the Patents, the Intellectual Property or the Confidential Information including, without limitation:

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.1.1    merchantability;
9.1.2    quality (either as discussed or with respect to a sample / model);
9.1.3    fitness for any or a particular purpose;
9.1.4    commercial utility or practical purpose;

9.1.5	susceptibility of yielding valuable results or results are free of defects or otherwise harmless;
9.1.6    latent or other defects;
9.1.7    infringement or non-infringement of Patents or other third party rights;
9.1.8    conformity with the laws of any jurisdictions; or

9.1.9	fitness for the Company’s corporate objectives (whether or not expressly or implicitly communicated to Canada).
For greater certainty, no information or advice given by Canada shall create a warranty or representation or condition other than as expressly stated in the License Agreement. The Company hereby accepts the Licensed Rights and the Patents “as is”, with all faults, and the entire risk as to satisfactory quality, performance, accuracy and effort is with the Company. In no event shall Canada be liable for any direct, indirect, incidental, special, exemplary, or consequential damages (including, but not limited to, procurement of substitute goods or services, loss of use, data or profits, or business interruption) however caused and on any theory of liability, whether in contract, strict liability, or tort (including negligence or otherwise) arising in any way out of the exercise of the Licensed Rights by the Company, its Affiliates or sub-licensees, even if advised of the possibility of such damage.

9.2	Disclaimer of Statutorily Implied Warranties
No legal or equitable warranties or conditions implied by law or convention under any domestic, foreign or international legal regime, or from a course of dealing or usage of trade, shall apply to the License Agreement. The Company acknowledges this disclaimer and is estopped from relying on any such representations, warranties or conditions against Canada.

9.3	Confidential Information Without Warranty / No Reliance
The Company shall not rely in any way on the quality, accuracy or completeness of any Confidential Information provided by Canada under the License Agreement. Any use of such Confidential Information shall be at the Company’s sole risk and expense. Any Confidential Information provided to the Company by Canada is without any warranty or guarantee or representation or warranty of any kind whatsoever other than as expressly provided herein.

9.4	No Liability to Canada from Exercise of Rights
The Company undertakes to use the Licensed Rights and apply Confidential Information of Canada entirely at its own risk and under its own responsibility, and that the Company will have no recourse against Canada with respect to any consequences of such application.

9.5	Third Party Representations
The Company shall not represent to any Affiliate or sub-licensee the existence of any warranty or condition concerning the Licensed Rights.

9.6	Disclosure & Due Diligence
The Company acknowledges that:

9.6.1	Canada has made full and frank disclosure of all facts the Company deemed relevant before executing the License Agreement;

9.6.2	The Company has conducted a due diligence search of all matters relevant to the Licensed Rights, the Patents and the License Agreement;

9.6.3	Canada has made all best efforts to identify the significant characteristics of the Licensed Rights and that Canada makes no representation that all the characteristics both favorable and

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

unfavorable have been identified; and

9.6.4	Canada is either under no duty to warn the Company or the Company unconditionally waives any such duty, about the Licensed Rights or Commercialization.

10.0    PATENT PROTECTION & REGULATORY REQUIREMENTS

10.1	Patent Costs
The Company shall pay all costs related to and maintaining Patents (and shall reimburse Canada for any of these costs that Canada may pay during any term of the License Agreement), as they are incurred, and within thirty (30) days of being invoiced for such costs. Canada shall have the first right to prosecute and maintain any of the Patents. However, if Canada decides not to do so, Canada shall provide a notice to the Company under Article 20 in a timely manner. The Company or its sub-licensee Merck (or its affiliates or sub-licensees) may then prosecute and maintain such Patents in the name of Canada and Canada shall provide reasonable assistance and cooperation to the Company in connection therewith (including, without limitation, providing the necessary authorizations to the Company or other relevant documents). If the Company, or its sub-licensee Merck (or its affiliates or sub-licensees) prosecute or maintain such Patents, then the Company shall provide a notice to Canada under Article 20 in a timely manner.

10.2	Right to Patent and Patent Term Extensions
Nothing in the License Agreement shall limit or restrict Canada from seeking to patent Improvements made by Canada or the Company from seeking to patent Improvements made by the Company.
In addition, the Company or its sub-licensee Merck (or its affiliates or sub-licensees) shall have the right to file for patent term extensions and supplementary protections certificates (or equivalents thereof) (hereinafter “PTR(s)”) for any Licensed Products in its discretion. Canada shall provide reasonable assistance and cooperation to the Company or its sub-licensee Merck (or its affiliates or sub-licensees) in connection with any PTR and shall provide all necessary authorizations for a PTR application. Any such application shall request that any PTR certificate granted shall reflect Canada as the patent owner. Canada shall assume the costs associated with its reasonable assistance and cooperation but all other costs for a PTR application shall be borne by the Company or its sub-licensee Merck (or its affiliates or sub-licensees). If the Company, or its sub-licensee Merck (or its affiliates or sub-licensees) file PTRs, then the Company shall provide a notice to Canada under Article 20 in a timely manner.

10.3	The Company Shall Obtain Regulatory Permissions
The Company shall use commercially reasonable efforts to obtain any authorizations, permits, certificates or other regulatory permissions which may be required in order for the Company to legally carry out all of its activities under the License Agreement, including but not limited to Commercialization, at the Company’s sole cost and expense without right of set-off.

10.4	Her Majesty Not Obligated
Nothing in the License Agreement shall obligate any emanation of Her Majesty the Queen in Right of Canada to grant any required authorizations, permits, certificates or other regulatory permissions. Conversely, there is no implication by the execution of the License Agreement that the Company will be granted any required authorization, permits, certificates or other regulatory permissions necessary for the effective Commercialization of the Licensed Rights.
11.0    CONFIDENTIALITY / FIDUCIARY OBLIGATIONS & EQUITABLE REMEDIES

11.1	Confidentiality Obligations
Commencing on the Execution Date of this License Agreement, Confidential Information disclosed by

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

one Party to the other Party under this License Agreement shall be:
11.1.1    held in confidence and in trust by the receiving Party;

11.1.2	used by the receiving Party exclusively for the purposes authorized under the License Agreement and for no other purpose whatsoever;

11.1.3	safeguarded by the receiving Party using all reasonable measures and taking such action as may be appropriate to prevent the unauthorized access, use or disclosure of the Confidential Information; and

11.1.4	not disclosed to third parties without the prior written consent of the disclosing Party.
The Company may disclose to its sub-licensee Merck (and Merck may thereafter disclose to its affiliates, subcontractors and sub-licensees) Confidential Information of Canada on terms and conditions that are at least as protective as those set out herein.
The confidentiality and non-use obligations under this Article 11 shall survive until July 28, 2033.
11.2    No Waiver of Privilege
Each Party acknowledges that the Confidential Information of the disclosing Party is the property of the disclosing Party or a third party and that none of the latter intend to or do waive any rights, title or privilege they may have in respect of any of the Confidential Information.
11.3    Common Law Duty of Confidentiality
Nothing in this License Agreement derogates, displaces or otherwise diminishes the common law or equitable duty of confidentiality vested in the receiving Party concerning the Confidential Information.
11.4    Confidentiality Exclusions
Article 11.1 (Confidentiality Obligations) does not apply to information which, even if it may be marked “confidential”, is not really confidential, in that:

11.5.1	In Public Domain - the information was legally and legitimately in the public domain through no act or omission of the receiving Party at the time of disclosure by the receiving Party;

11.5.2
Published - the information was legally and legitimately published or otherwise becomes part of the public domain through no act or omission of the receiving Party at the time of disclosure by the receiving Party;

11.5.3
Already Known To The Receiving party - the information was already in the possession of the receiving Party at the time of disclosure and was not acquired by the receiving Party, directly or indirectly, from the disclosing Party (as shown by documentation sufficient to establish the timing of such possession), and the receiving Party is free to disclose the information to others without breaching any contractual or trust obligations or common law duties;

11.5.4
Third Party Discloses - the information becomes available from an outside source who has a lawful and legitimate right to disclose the information to others, and the receiving Party is free to disclose the information to others without breaching any contractual or trust obligations or common law duties;

11.5.5
Independently Developed - the information was independently developed by the receiving Party without any of the Confidential Information being reviewed or accessed by the receiving Party (as shown by documentation sufficient to establish the timing of such development); or

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.5.6
Judicial/Administrative Order - the information was released due to a compulsory order under a judicial process or under a compulsory regulatory (including securities) requirement, none of which was invited by, or consented to, by the receiving Party and the receiving Party made all reasonable efforts to secure a court order to limit production, use and disclosure of the information to the narrowest class practical under the circumstances.

11.5    Secure Location
Each Party shall keep the Confidential Information of the other Party in a secure location accessible only to its employees specifically authorized to have access pursuant to this License Agreement. Each Party shall ensure that its employees complies with the terms and conditions of this License Agreement and shall enter into agreements with such employees if necessary to give effect to this obligation.

11.6	Return of Confidential Information
If this License Agreement expires or is terminated, the Parties shall return to each other the Confidential Information disclosed to them under this License Agreement and any notes, reports and other materials prepared by the receiving Party from the disclosing Party’s Confidential Information except that Canada shall be entitled to retain one copy of such records for the purposes of meeting Canada’s obligations under the federal laws of Canada and for the purposes of paragraph 8.6 (Company Improvements - License to Canada).
11.7    Confidential Information is Proprietary
The Confidential Information of each Party is and shall remain the exclusive property of that Party or third parties and the receiving Party shall not claim any rights, title, interest or ownership in the Confidential Information. The receiving Party shall not contest any such rights, title, interest or ownership.
11.8    Legal and Equitable Remedies
Should a Party commit or threaten to commit a serious or material breach of its confidentiality or fiduciary obligations under this Article 11, then the other Party may pursue any and all legal and equitable remedies, including without limitation, injunctive relief, accounting for profits, redistribution, damages, constructive trust and disgorgement. Disgorgement means, for the purposes of the License Agreement, the ejection of all benefits gained by the receiving Party, traceable to the material breach, notwithstanding that such disgorgement may exceed the damages directly suffered by the disclosing Party or deprivation suffered by the disclosing Party for such breach.
11.9    No Hiring of Canada’s Employees
The Company shall not:
11.9.1         solicit, hire, retain or secure;

11.9.2	directly or indirectly, including without limitation, the use of consultants, Affiliates or third parties;
11.9.3         any of the agents, servants or employees of Canada;

11.9.4
which agents, servants or employees are employed or retained in connection with, or whose responsibilities relate in whole or in part, to the Confidential Information, the Licensed Rights or the Patents; or helped produce or create the Confidential Information, the Licensed Rights or the Patents;

to accept employment with the Company of any of its Affiliates, unless

11.9.5	Canada grants in advance its written permission to such a solicitation or the employment of such a person; or

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.9.6	[*] have elapsed from the Execution Date of the Original License Agreement.

11.10	Exemption
The prohibition in paragraph 11.9 (No Hiring of Canada’s Employees) does not apply to general solicitations of employment issued by the Company and any hiring resulting from such solicitations that are:
11.10.1     not directed towards the employees of Canada; and

11.10.2	do not involve the Confidential Information, the Licensed Rights or the Patents.

11.11	Contact Only Under License Agreement
The Parties shall have no discussions, correspondence or other contact with the other Party, its licensees, confidants or any person concerning the License Agreement, except through the designated representative of the other Party or any delegates identified in writing by the designated representative from time to time.

11.12	Terms Of Agreement Confidential But Not Existence of Agreement
The Parties agree that terms of this License Agreement are confidential but not its existence. The terms of this License Agreement shall not be disclosed by a Party unless disclosure is required by law or if the other Party agrees to the disclosure in writing prior to disclosure.

12.0    CORPORATE REPRESENTATIONS & WARRANTIES

12.1	The Company Incorporated & Authorized & Bound
The Company represents and warrants to Canada that as of the Execution Date of this amended and restated License Agreement:

12.1.1	ABILITY
it can Commercialize, and the Company has or will have the necessary access to funds, resources, knowledge, facilities and personnel to perform its obligations under the License Agreement, including to use commercially reasonable efforts to Commercialize;

12.1.2	AUTHORIZATION
it is authorized and has the corporate power and authority to negotiate, execute, comply with and satisfy its obligations, without qualification, under the License Agreement;

12.1.3	INCORPORATION JURISDICTION
it has been duly incorporated and organized under the laws of the state of Delaware and is validly existing under the laws of Iowa;

12.1.4	EXTRA-PROVINCIAL REGISTRATION
it is duly qualified, licensed or registered to carry on business in the Province or State of Delaware.

12.1.5	ENFORCEABLE
it is bound by the License Agreement, upon execution, and the License Agreement constitutes a legal, valid and binding obligation on the Company, enforceable against the Company in accordance with the terms of the License Agreement, except as those terms may be limited by applicable bankruptcy laws and general principles of equity;

12.1.6	LITIGATION
it has no knowledge of any legal proceeding or order pending against or, to the knowledge of the Company, threatened against or affecting, the Company or any of its properties or otherwise that could adversely affect or restrict the ability of the Company to consummate fully the transactions

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

contemplated by this License Agreement (including without limitation the Commercialization) or that in any manner draws into question the validity of this License Agreement;

12.1.7	VERACITY OF STATEMENTS
no representation or warranty by the Company contained in this License Agreement and no statement contained in any certificate, schedule or other instrument furnished to Canada pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact;

12.1.8	INCONSISTENT AGREEMENTS / OBLIGATIONS
it has not given any understanding, express or implied, to any third party which would;

12.1.8.1	preclude the Company from fulfilling its obligations under the License Agreement; or

12.1.8.2	cause the Company to breach an agreement with a third party;

12.1.9	NO MARCH IN RIGHTS
it is not subject any "march in" or third party rights, (contractual or statutory, contingent or vested) which would give that third party any rights to the Licensed Rights not otherwise explicitly described in the License Agreement; and

12.1.10	NO BREACH OF THIRD PARTY AGREEMENTS
its execution of the License Agreement does not contravene its constituent documents or any law, regulation or official directive or any of its obligations or undertakings by which it or any of its assets are bound or cause a limitation on its powers or the powers of its directors to be exceeded.

12.2	Canada Authorized
Canada represents and warrants to the Company as of the Execution Date:

12.2.1	AUTHORIZATION
Canada has the power and authority to negotiate, execute and comply with the License Agreement, subject to all applicable laws and the royal prerogative; and

12.2.2.1	no further action is required by or in respect of any governmental or regulatory authority; and

12.2.2.2	the License Agreement is legal, binding and enforceable in accordance with its terms.
13.0    INDEMNITY, INSURANCE AND LIABILITY ALLOCATION & CAPS

13.1	The Company’s Indemnification
The Company shall:
13.1.1     indemnify; and
13.1.2     save harmless;
Canada (and her employees, servants and agents),

13.1.3
from and against all claims, demands, losses, penalties, damages, costs, (including reasonable solicitor and own-client costs and expert witness costs), actions, suits or other proceedings whatsoever, whether groundless or otherwise,

13.1.4	brought or prosecuted in any manner which heretofore or hereafter may be made by a third party

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

against Canada or her employees, servants and agents;

13.1.5	however and whenever arising out of, relating to, occasioned by or attributed to,

a)
any acts or conduct (including, without limitation, omissions, misrepresentations, errors and offences) of the Company, its employees, servants, agents, advisors, sub-licensees or Affiliates (whether by reason of negligence or otherwise) in the performance by the Company of the provisions of the License Agreement or any activity undertaken or purported to be undertaken under the authority or pursuant to the terms of the License Agreement, including without limitation, exercise of the Licensed Rights and Commercialization;

b)
any infringement or alleged infringement by the Company’s use of the Patents, the Licensed Rights or Licensed Products of proprietary rights of any third party any including, without limitation, patent, trade-mark, copyright or trade secret rights;

c)
any claim the Patents, the Licensed Rights or the Licensed Products or any aspect or use thereof by the Company infringes or constitutes misappropriation of the intellectual property rights of any third party; and

d)	any claim or demand against the Patents, the Licensed Rights, the Licensed Products or the interest of Canada or the Company therein.
Further, the Company shall not add Canada as a third party in respect of any such claims, actions, suits or other proceedings taken solely against the Company and the Company hereby expressly waives any rights it has against Canada for claims of infringement.

13.2	Indemnity Separate / Continuing
The foregoing indemnity is a continuing obligation, separate and independent from the other obligations of the Company and survives termination of, expiration of, or the acceptance of repudiation of the License Agreement. It is not necessary for Canada to incur expense or make payment before enforcing a right of indemnity conferred hereunder.

13.3	Insurance
The Company shall ensure that both the Company and each of its Affiliates and sub-licensees shall obtain and maintain, throughout the term of the License Agreement (and any renewal thereof) or duration of the sub-licenses (as the case may be), comprehensive general liability insurance for any and all claims, actions, liabilities and expenses resulting from the Commercialization of the License Rights.

13.3.1	INSURANCE COMPANY
The insurance policy shall be obtained from a qualified insurance company licensed to do business in the applicable jurisdictions.

13.3.2	NAMED INSURED
The insurance policy shall name Her Majesty the Queen in Right of Canada and Her employees, servants and agents as “additional insureds”.

13.3.3	LIMITS
As of the Execution Date, the insurance policy shall include commercial general liability insurance, and shall have monetary limits in the amount not less than one million dollars ($1,000,000) for each single occurrence or claim. Following the submission of an Investigational New Drug covering a Licensed Product and prior to the beginning of a Phase 1 Clinical Study, the insurance policy shall include commercial general liability insurance, that includes products liability insurance, and shall have monetary limits in an amount not less than five million dollars ($5,000,000) for each single occurrence or claim. The minimum amount of insurance coverage required under this License Agreement shall not be construed as a limit of liability.

13.3.4	TERMINATION NOTICE
The insurance policy shall provide for thirty (30) business days written notice by the insurer to the Company and Canada by registered or certified mail in the event of any modification, cancellation

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or termination of the insurance policy.
13.3.5 COPY
The Company shall provide Canada a copy of the insurance policy not later than 30 days after execution of the License Agreement, and thereafter upon the written request of Canada. This obligation shall apply each time the monetary limits are increased pursuant to clause 13.3.3, in which case the copy shall be provided not later than 30 days after the monetary limits in the insurance policy are increased. This obligation shall survive termination or expiration of the License Agreement.
13.3.6 INSURANCE UNAVAILABLE
If insurance required to meet the monetary limits in clause 13.3.3 is unavailable, the Parties shall review the situation, and Canada may elect to either allow the Company to obtain the insurance that is available, or alternatively terminate the License Agreement.

13.4	Canada’s Liability Cap
Canada’s liability for:

13.4.1
breach of the representations, conditions or warranties contained herein or any of the other provisions of the License Agreement or any other breach giving rise to liability, including a breach of a condition or fundamental term or fundamental breach or breaches; or

13.4.2    in any other way arising out of or related to the License Agreement, or

13.4.3	for any cause of action whatsoever and regardless of the form of action (including breach of contract, trust, strict liability, tort [*], or any other legal or equitable theory);
shall be limited to the Company’s actual direct (immediate and foreseeable at the time of negotiation to both Parties), provable damages in an amount not to exceed in the aggregate a sum equal to or less than the net consideration received by Canada from the Company under paragraph 5.2 (Royalty Percentage Rate) for the time period commencing from the Execution Date up to and including the date of judicial judgment or arbitrator’s decision.

13.5	Excluded Heads of Damage
Canada shall not be liable to the Company, its employees, servants, agents, successors, assigns, Affiliates or sub-licensees for damages in respect of:
13.5.1    incidental, indirect, special, punitive, exemplary damages;

13.5.2
any economic loss, consequential damages, relational loss, including but not limited to lost business revenue, lost profits, business interruption, failure to realize expected savings, loss of data, loss of business opportunity suffered by the Company or any claim whatsoever and whenever made against the Company by any third party;

(whether grounded in tort[*] strict liability, contract, trust or otherwise,) even if:
13.5.3    Canada was advised of the possibility of such damages, or

13.5.4	the damages encompassed by subparagraphs 13.5.1 and 13.5.2 were foreseeable by Canada, or

13.5.5	such damages resulted from a fundamental breach of the License Agreement.
Further, Canada shall have no duty to warn the Company for matters arising directly or indirectly under the License Agreement.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.6	No Actions Against Employees
The Company acknowledges and estopped from and waives any rights the Company might have to commence and prosecute any action whatsoever, regardless of form or grounds (including without limitation negligence, misrepresentation, fiduciary, deceit) against any of Canada’s employees, servants, agents or officers, arising out of any
13.6.1    claimed breach of the License Agreement;
13.6.2    transactions under the License Agreement;
13.6.3    negotiations leading to the License Agreement; or
13.6.4    in any other way related to the License Agreement.
For greater clarity, the Company’s remedies for any breach of or Dispute under the License Agreement, lies only against Canada, and only within the aforementioned parameters prescribed by the License Agreement.

13.7	Notifications
Canada shall notify the Company of any claim that falls within the parameters of the respective indemnification obligations as soon as practical. In any case such notice shall be made forthwith upon notice that a claim may be prosecuted or a cause of action exists.
14.0    INFRINGEMENT

14.1	Third Party Suit
Subject to Article 13 (Indemnification), in the event of any threatened or actual suit against the Company in consequence of the exercise of any rights and licenses granted herein, the Company shall promptly inform Canada and the Parties will jointly decide on the steps to be taken in the circumstances. In any event, the Company will always have the sole right to defend itself as it determines against any suit or other action brought against the Company or its employees or agents.

14.2	Infringement Uncovered
Each Party will notify the other promptly in writing when any infringement of the Licensed Rights or Patents is uncovered or suspected.

14.3	Company May Sue
The Company or its sub-licensee Merck (or its affiliates or sub-licensees) shall have the right to enforce the Patents against any infringement or alleged infringement thereof, and shall at all times keep Canada informed as to the status thereof. The Company or its sub-licensee Merck (or its affiliates or sub-licensees) may, at its own expense, institute suit against any such infringer or alleged infringer and prosecute such suit in a manner consistent with the terms and provisions hereof. Canada shall reasonably cooperate in any such litigation at the Company’s expense, and the Company shall keep Canada apprised in a timely manner of all litigation activities. In any litigation under this article, the Company or its sub-licensee Merck (or its affiliates or sub-licensees) shall not have the right to settle or otherwise compromise Canada’s position as a licensor or owner of the Patents without Canada’s prior written consent; provided that Canada shall act reasonably in considering any request for such consent and shall not unreasonably withhold, condition or delay such consent.

14.4	Distribution of Company’s Recovery
In the event of a recovery by the Company of punitive and non-punitive damages (net of legal fees and out of pocket costs of the action) under paragraph 14.3 for royalty-bearing products, the Company shall pay to Canada [*] of such recovery.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.5	Canada May Sue
If the Company or its sub-licensee Merck (or its affiliates or sub-licensees) elects not to enforce the Patents as to any infringement or alleged infringement thereof, then the Company shall so notify Canada in writing within one (1) month of receiving notice that an infringement exists, and Canada may, in its sole judgment and at its own expense, take steps to enforce the Patents against such infringement or alleged infringement and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover for its own account any damages, awards or settlements resulting therefrom.
15.0    TERMINATION

15.1	By Canada for Cause
The License Agreement, at the option of Canada, without prejudice to any other rights in law of equity held by Canada (including any right of indemnity), may be terminated forthwith by Canada without compensation to the Company if:

15.1.1	INSUFFICIENT EFFORTS
The Company fails to use its commercially reasonable efforts to develop or Commercialize and does not cure such failure within ninety (90) days of written notice from Canada;

15.1.2	NO PAYMENT
The Company fails to make any payment owed to Canada under the License Agreement and does not make such payment within sixty (60) days of the due date;

15.1.3	BREACH OF CONFIDENTIALITY
The Company uses or discloses Confidential Information of Canada in a manner inconsistent with its obligations under the License Agreement or fails to safeguard the Confidential Information of Canada;

15.1.4	BREACH OF BUSINESS PLAN
The Company fails, neglects, refuses or is unable to comply with the business plan created and submitted under paragraph 4.1 (Business Plan);

15.1.5	QUALITY CONTROL & AUDIT
The Company refuses, neglects or fails to meet quality standards or allow access for quality audit purposes contrary to paragraph 7.0 (Reports & Quality Control) or provide or allow the audit of the reports and records as required under Article 6.0 (Records and Audit);

15.1.6	CEASES BUSINESS
The Company ceases to actively carry on business;

15.1.7	MULTIPLE BREACHES
The Company breaches three or more provisions of the License Agreement within any consecutive twelve (12) month period, notwithstanding that such breaches were subsequently cured;

15.1.8	CROSS-DEFAULT
The Company breached a provision of another agreement with Canada that was executed with the Public Health Agency of Canada, and that breach occurred during the term of the License Agreement;

15.1.9	CRIMINAL CONVICTION

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The Company was convicted of a criminal or regulatory offence, the nature of which directly or indirectly affects the ability of the Company to conduct itself hereunder or to Commercialize in an effective and timely manner, or otherwise prejudices Commercialization;

15.1.10	GENERAL BREACH
The Company commits or permits a breach of any of the other terms and conditions herein contained and does not remedy such breach within sixty (60) days after being required in writing to do so by Canada;

15.1.11	REPUDIATES
The Company expressly or implicitly repudiates the License Agreement by refusing or threatening to refuse to comply with any of the provisions of the License Agreement.

15.2	Automatic Termination
The License Agreement and all rights granted to the Company pursuant to the License Agreement shall immediately terminate and revert to Canada by operation of contract, without prejudice to any other rights in law of equity held by Canada (including any right of indemnity) and without compensation to the Company, effective the business day prior to the applicable triggering event, namely if:

15.2.1	ASSIGNMENT
(A) The Company assigns the License Agreement without the prior written consent of Canada, contrary to the provisions of paragraph 18.2 (No Assignment Without Consent); or
(B) The Company assigns this Licenses Agreement in connection with a Prohibited Entity Change of Control and Canada does not provide is consent after the consummation of such Prohibited Entity Change of Control as set forth in section 18.3(B); or

15.2.2	BANKRUPTCY
The Company becomes bankrupt or insolvent or otherwise
15.2.2.1    has a receiving or winding up order made or sought against it;

15.2.2.2	has a meeting proposed or convened, seeking or actually passing a resolution to appoint a trustee or official manager;

15.2.2.3	has a receiver, receiver-manager, liquidator, trustee in bankruptcy, custodian or any other officer with similar powers appointed for the Company or such an order is sought;

15.2.2.4	has any or all of its assets seized or otherwise attached for the benefit of creditors;

15.2.2.5	proposes or convenes a meeting to seek or passes a resolution for winding up;

15.2.2.6	takes the benefit of any statute, at the time in force, relating to bankrupt or insolvent debtors for the orderly payment of debts;

15.2.2.7	makes a general assignment for the benefit of creditors;

15.2.2.8	submits a proposal or arrangement under any debtor/creditor legislation;

15.2.2.9	is the subject of a petition or files an assignment under the Bankruptcy Act or any successor legislation; or

15.2.2.10	does or attempts anything analogous to the aforementioned events or having a substantially similar effect to any of the aforementioned events under the laws of any jurisdiction.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.3	Termination Not A Penalty
The Company acknowledges, and is estopped from alleging otherwise, that the termination provisions in paragraph 15.2 do not constitute a penalty, and are otherwise fair, just and proportional given:
15.3.1    the nature of the Parties;
15.3.2    their respective mandates and corporate objectives;
15.3.3    the allocation of risks under the License Agreement;
15.3.4    the goals of the Parties;
15.3.5    nature of the Licensed Rights; and
15.3.6    the consequences to Canada if the Company commits the aforementioned breaches.

15.4	Procedure
Termination shall be implemented by a notice effective as of the date stated therein, but termination shall be subject to paragraph 15.6 (The Company’s Duties on Termination) and be without prejudice:
15.4.1    to the right of Canada to sue for and recover any royalties or other sums due Canada; and

15.4.2    to the remedy of either Party in respect of any previous breach of the License Agreement.

15.5	Effect on Sub-licensees
All sub-licenses, including those granted to Affiliates and to Merck, shall terminate with the License Agreement. If Merck has notified Canada of its desire to enter into a Direct Merck License, Canada shall grant a temporary license on the same terms and conditions as those set out in this License Agreement, with the exceptions set out in 15.8.1, 15.8.2 and 15.8.3. This temporary license shall be granted on a month to month basis and until such time as a Direct Merck License is executed pursuant to section 15.8. Canada and Merck shall make their best efforts to finalize and sign the Direct Merck License as soon as reasonably possible.
During the temporary license period, any and all royalties that would have been payable to Canada by the Company under this License Agreement (including amounts that would have been paid under paragraph 5.4 of this License Agreement had the sub-license agreement between the Company and Merck survived) shall be paid to Canada by Merck or its affiliate, as applicable).

15.6	Duties on Termination or Expiration
A) Upon termination of the License Agreement by Canada, the Company shall at its own cost:

15.6.1	return immediately to Canada all Licensed Rights and Confidential Information of Canada, including copies thereof;

15.6.2	certify in writing to Canada within thirty (30) days of termination, that to the best of the Company’s knowledge, all of the Confidential Information (including copies) of Canada has been returned;

15.6.3	deliver a detailed statement to Canada of the inventory of the products made from the exercise of the Licensed Rights then existing, but not sold by the Company, as of the date of termination;

15.6.4	provide Canada the right of first refusal to purchase from the Company any products made from the exercise of the Licensed Rights inventory at fair market value;

15.6.5	dispose of any remaining products made from the exercise of the Licensed Rights in inventory as specified by Canada subject always to any obligations under Article 5.0 (Fees & Royalties);

15.6.6	pay all costs due under the License Agreement either by the Company on its behalf or a sub-licensee, up to and including the termination date, within thirty (30) days of the termination;

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.6.7
pay all costs due under the License Agreement, subsequent to the termination, for any products made from the exercise of the Licensed Rights sold after termination, within thirty (30) days of the liability being incurred;

15.6.8	grant back to Canada any technology rights, clinical or research data arising from the Licensed Rights or otherwise under the License Agreement;

15.6.9
assign to Canada (or her nominee) any equities, goodwill, or other similar rights which the Company has or alleges to have acquired in the Licensed Rights or derived in the Commercialization. The Company shall also execute such further documentation as Canada may reasonably request in order to confirm such assignment;

15.6.10 pay immediately to Canada any royalties, fees, reimbursements or other financial obligations irrespective of the fact such monies are owed, but for the termination, not yet payable; and
15.6.11 assign or transfer for [*] in total consideration, any and all authorizations, permits, certificates or other regulatory permissions obtained in order to Commercialize, to any third party identified by Canada or to Canada itself, within ninety (90) days of termination, unless otherwise requested by Canada.
B) Upon expiration of the License Agreement on July 28, 2033 (save and except for any rights and obligations that survive expiration): i) the Company (including Merck and its affiliates and its sub-sub-licensees) shall thereafter be forever released from the obligations set forth in Article 11.0 (Confidentiality/Fiduciary Obligations & Equitable Remedies) with respect to Canada’s Confidential Information and can use Canada’s Confidential Information without obtaining permission from Canada or making payment to Canada; and ii) Canada can use Canada’s Confidential Information as it sees fit.

15.7	Surviving Obligations
All obligations of the Parties which expressly or by their nature survive termination or expiration, shall continue in full force and effect subsequent to and notwithstanding such termination or expiration, until they are satisfied or by their nature expire. For greater clarity, and without restricting the generality of the foregoing, the following provisions survive termination or expiration:
15.7.1    Paragraph 2.2 (Carve Out);
15.7.2    Article 5.0 (Fees and Royalties);
15.7.3    Article 6.0 (Records & Audit);

15.7.4	Paragraphs 8.4 to 8.6 (Improvements - Ownership, Company Improvements - Disclosure, Company Improvements - License to Canada);

15.7.5
Article 11.0 (Confidentiality / Fiduciary & Equitable Remedies); provided that such Article 11.0 shall survive the expiration or termination of this Agreement for the period of time set forth in Article 11;

15.7.6	Article 13.0 (Indemnity, Insurance and Liability Allocation & Caps); and
15.7.7    Paragraph 15.6 (Duties on Termination or Expiration).

15.8    Termination of License Agreement - Direct License to Merck
If Canada terminates this License Agreement under section 15.1 (By Canada for Cause) or if this License Agreement is automatically terminated under section 15.2.1 (Automatic Termination - Assignment), Canada shall give Merck written notice of such termination, and shall, at the written request of Merck, delivered within thirty (30) calendar days of receipt of such notice, enter into a direct license with Merck or its affiliate on the same terms and conditions as the License Agreement (except as set forth below) provided that Merck is not the cause of such termination (a “Direct Merck License”). If the License Agreement is terminated under section 15.2.2 (Automatic Termination - Bankruptcy), Canada shall endeavour, on the same basis as set out above, to enter into a Direct Merck License with Merck or its affiliate if such a written request is made by Merck and insofar as this is possible under applicable bankruptcy and insolvency laws. For clarity, if Merck or its affiliate enters into a Direct Merck License, then Merck or its affiliate (as applicable) shall no longer be considered a sub-licensee of Company with respect to the Licensed Rights under the License Agreement. The Direct-Merck License will contain the same terms

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and conditions as this License Agreement except:
15.8.1.    Under the Direct Merck License, any and all royalties that would have been payable to Canada by the Company under this License Agreement (including amounts that would have been paid under paragraph 5.4 of this License Agreement had the sub-license agreement between the Company and Merck survived) shall be paid to Canada by Merck;
15.8.2    Notwithstanding anything to the contrary contained in this License Agreement, Canada’s consent shall not be required with respect to the assignment of the Direct Merck License in connection with a Change of Control of Merck (or its affiliate); and
15.8.3    Section 18.3.9 shall not apply if the Company had previously made a payment under section 18.3.9 of the License Agreement.
In all cases, if Merck’s sub-license from the Company is terminated, the Company shall give Merck [*], starting from the date of termination, to allow Merck (and its affiliates, sub-sublicensees and subcontractors) to continue to exercise the Licensed Rights in order to: (i) finish or wind-down any ongoing clinical trials and any work-in-progress; and (ii) sell any products remaining in inventory, that resulted from the exercise of the Licensed Rights, and the sub-license granted by the Company to Merck for the Licensed Rights. shall continue for such purposes.
16.0    ALTERNATE DISPUTE RESOLUTION (ADR)

16.1	Negotiations

16.1.1	INFORMAL NEGOTIATIONS

If a Dispute arises between the Parties, then: within 6 months from when the allegedly aggrieved Party knows or should know of the Dispute, the contact individuals in Article 20.1 (Notice) shall,

16.1.1.1	contact their counterpart, and attempt bona fide efforts to diligently resolve the Dispute through amicable negotiations;

16.1.1.2	provide full, frank and timely disclosure of all relevant facts, information and documents to facilitate those negotiations;
16.1.1.3     resolve the Dispute within 7 days;

16.1.1.4	reduce the Dispute to writing, and if the contact persons cannot agree on the wording of the Dispute, both contact persons shall submit to each other their written version of the Dispute.

16.1.2	FORMAL NEGOTIATIONS
If the Parties are unable to resolve the Dispute within fourteen (14) calendar days from the receipt by the other Party of the written version of the Dispute, then within the following thirty (30) days the Dispute shall be referred to the Chief Public Health Officer, on behalf of Canada, and to the CEO, on behalf of the Company (or their directly reporting designates), to negotiate a resolution.

16.1.2.1	These individuals may not delegate, substitute or direct, surrogates for them at these negotiations.

16.1.2.2	These individuals shall meet in person to negotiate and the Parties shall bear their own costs.

16.1.2.3
Unless otherwise agreed, the meetings shall alternate between Company, HQ, and Canada, HQ, commencing in Ottawa, Ontario, for the first meeting for the first Dispute. There shall be one meeting only per Dispute, which meeting shall not exceed one (1) business day in length.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.1.2.4	The Parties may bring no more than two consultants to a meeting. The two consultants shall not have a right of audience or otherwise to negotiate the Dispute.

16.2	Mediation
If, within thirty (30) days following the close of the meeting under paragraph 16.1.2 (Formal Negotiations), the Parties have not succeeded in negotiating a resolution, then the Parties shall jointly submit the Dispute to mediation.

16.3	Skip Mediation - Direct to Arbitration
If the Parties cannot agree to jointly submit the Dispute to mediation, then either Party may submit the Dispute to binding arbitration.

16.4	Mediation Process
The Parties shall:

16.4.1	APPOINTMENT OF MEDIATOR
appoint a mutually acceptable mediator with sixty (60) days from the close of the formal negotiation meeting under sub-paragraph 16.1.2 (Formal Negotiations);

16.4.2	GOOD FAITH EFFORTS
participate in good faith in the mediation and negotiations related thereto;

16.4.3	EMPOWERED REPRESENTATIVES
representatives sent to the mediation shall be empowered or have sufficient delegated authority to resolve, compromise, negotiate or settle the Dispute submitted to mediation, without seeking further instructions or approvals from any superiors or committees / corporate structures, unless the nature, seriousness or financial quantum of the Dispute by law or corporate policies or practices requires approval from the respective corporate or government structure. In such event, such approval shall be obtained within five (5) business days of the proffer of any settlement offer;

16.4.4	COSTS
bear the costs of the mediation equally, except that each Party shall bear its own personal costs of the mediation;

16.4.5	FULL DISCLOSURE
a full, frank and timely manner all relevant facts, information and documents to facilitate the mediation; and

16.4.6	LOCATION
The mediation shall take place in the city that was not the site of the formal negotiations for the Dispute.

16.5	Unsuccessful Mediation - Remit to Arbitration
The Dispute shall be referred to binding arbitration by either or both Parties if the Parties are not successful in resolving the Dispute through mediation.

16.6	Arbitration - Structure
After negotiation (and if applicable, mediation), any subsisting Dispute between the Parties, shall be referred to arbitration by a written submission signed by either Canada or the Company.

16.6.1	FORUM LAWS / PROCEDURAL RULES
The arbitration tribunal shall be governed by the UN Commercial Arbitration Code, referred to in the

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Commercial Arbitration Act, R.S.C. 1985, c.C-34.6 (“Code”).

16.6.2	NUMBER OF ARBITRATORS
The arbitration tribunal shall consist of one arbitrator chosen by the Parties.

16.6.3	ISSUE BEFORE ARBITRATOR
The scope of the arbitration shall be limited to the resolution of the Dispute submitted to arbitration.

16.6.4	APPLICABLE SUBSTANTIVE LAW
The arbitration tribunal shall decide the Dispute (including limitations, set-off claims) in accordance with the laws in force in the Province of Ontario and any applicable federal laws.

16.6.5	NO EQUITY
The arbitration tribunal shall not be authorized to decide ex aequo et bono or as amiable compositeur.

16.6.6	ARBITRAL INTERIM ORDERS
Subject to subparagraph 16.6.5 (No Equity) the arbitration tribunal shall have all the powers of a court at law or in equity, including the power to make interim orders, orders of injunction (either mandatory or prohibitory), rectification, expungement and orders for interest. However in no case will the final decision breach the strictures of subparagraph 16.6.5 (No Equity).

16.6.7	LOCATION
The proceedings shall take place in the city that was not the site of the mediation (or if there was no mediation, in the city that was not the site of the negotiation meeting), unless the Parties agree otherwise.

16.6.8	LANGUAGE
The language used in the proceedings shall be English.

16.6.9	NOTICES
All written communication shall be delivered to the Parties hereto in the manner provided for in Article 20.1 (Notice).
16.6.10 COSTS
The costs of the tribunal’s fees and expenses shall be shared equally by the Parties. The Parties shall bear their own costs except that the losing Party shall pay all costs, fees, levies and Taxes arising from and necessitated by the enforcement of the arbitration tribunal’s award, including, without limitation, registration enforcement charges or other judicial levies.

16.7	Emergencies / Judicial Jurisdiction
The Parties are not precluded from bringing an application to a Court having jurisdiction for interim or interlocutory relief, in law or in equity, including, without limitation, injunctive relief, if such relief is urgently required to preserve the rights or property of either or both of the Parties, pending the final determination of those rights in a subsequent arbitral proceeding as contemplated in this Article.

16.8	Final & Binding
Subject to the Code, the Parties hereto agree that the award and determination of the arbitration tribunal shall be:
16.8.1     final and binding on both Parties;
    16.8.2     without right of appeal;

16.8.3	the exclusive remedy between the Parties, regarding any claims, counterclaims, issues or accountings presented or pled to the arbitration tribunal, and

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the judgment upon the award rendered by the arbitration tribunal may be entered in any Court having jurisdiction thereof or having jurisdiction over either of the Parties.

16.9	Arbitral Decision Deadline
The arbitration tribunal retainer shall contain the obligation that the arbitration tribunal render a written decision with reasons within thirty (30) days from the close of the hearing or submission of written argument.

16.9.1
If the facts and law are either too complicated or voluminous to allow a properly considered decision within thirty (30) days, then the decision shall be rendered in not less than one hundred and eighty (180) days, but the arbitrator shall notify the Parties of the longer decision period by not later than the close of final arguments.

16.10	Power to Settle
The Parties’ representatives at any arbitration throughout the arbitration shall be empowered or have sufficient delegated authority to resolve, compromise, negotiate or settle the Dispute submitted to arbitration, without seeking further instructions or approvals from any superiors or committees / corporate structures. The representatives shall either be the same persons as in paragraph 16.1.2 (Formal Negotiations) or their immediate subordinates.

16.10.1
Notwithstanding the foregoing, if the nature, seriousness or financial quantum of the Dispute in law or corporate policies/practices requires approval from the Board of Directors, or the Chief Public Health Officer, as the case may be, then, such approval shall be obtained within five (5) business days of the proffer of any settlement offer.

16.10.2	If applicable, the arbitration tribunal shall withhold its final decision until the Parties have ceased negotiating a settlement.

16.11	Adjournment to Empower Representative
Breach of paragraph 16.10 (Power to Settle), shall entitle the other Party to seek an adjournment of the arbitration proceedings, to give the breaching Party time to appoint a duly empowered representative within the thirty (30) days. All costs directly traceable to such delay, including arbitration tribunal costs and the non-breaching Party’s costs, shall be paid forthwith by the breaching Party.

16.12	Deemed Abandonment
Failure of the breaching Party to appoint such a representative within the thirty (30) day period shall be deemed a withdrawal or abandonment of the Dispute by the breaching Party and the arbitrator shall render a formal decision, finding in favour of the non-breaching Party.

16.13	General ADR Conditions

16.13.1	NO LITIGATION
If either Party has submitted the Dispute to court, which Dispute should properly have been submitted for resolution by arbitration, then the court filing Party shall discontinue the court proceedings forthwith, upon notice from the other Party, and both Parties shall remit the Dispute to arbitration hereunder.

16.13.2	OBLIGATIONS DURING ALTERNATE DISPUTE RESOLUTION (ADR)
During the progress of ADR, the Parties hereto shall continue to diligently perform their obligations under the License Agreement.

16.13.3	PRIVILEGE
Neither Party shall be required to disclose documents that are privileged or created in contemplation of litigation. If a Party does disclose such a document during ADR, that disclosure

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall not be construed as a waiver of any privilege unless the disclosing Party so elects in writing.

16.13.4	CONFIDENTIALITY
The Parties shall keep confidential the existence of the proceeding under this article, and any element of the ADR (including, without limitation, all conduct, statements, promises, offers, views, pleadings, briefs, documents, testimonies, identity of witnesses, submissions, awards and opinions, whether oral or written), made in the course of the ADR, except as may be lawfully required in judicial or regulatory proceedings relating to the arbitration or otherwise. Without limiting the generality of the foregoing, and for greater clarity, neither Party may make any publicly accessible statements / publications nor any shareholder or press announcements concerning any element of the ADR beyond the fact of the ADR.

16.13.5	ADR DISCLOSURES NOT ADMISSIBLE IN SUBSEQUENT PROCEEDINGS
Subject to subparagraph 16.13.6 (Normally Admissible Evidence), all conduct, statements, promises, offers, views and opinions, whether oral or written, made in the course of the ADR by either Party, or the mediator or arbitrator, are not discoverable or admissible for any purposes, including impeachment, in any subsequent litigation or other proceedings involving the Parties.

16.13.6	NORMALLY ADMISSIBLE EVIDENCE
Evidence that would otherwise be discoverable or admissible and was not created for an ADR, is not excluded from discovery or admission solely as a result of its use in the ADR.

16.14	Limitation
All Disputes must be submitted to ADR within one (1) year from the time of the facts giving rise to the Dispute. Failure to submit the Dispute within the one (1) year period means a loss of all rights to submit the Dispute to ADR or litigation.

16.15	Material Breach
The failure, neglect or unwillingness of a Party to use or diligently participate in and prosecute a Dispute through ADR is a material breach of the License Agreement.
17.0    INTENT AND INTERPRETATION

17.1	Entire Agreement
The License Agreement constitutes the entire and exclusive agreement between the Parties pertaining to the Commercialization and licensing and supersedes all prior agreements, conditions, obligations, understandings, and negotiations both written and oral. The License Agreement sets forth all obligations, undertakings, conditions, representations and warranties forming part of, or in any way affecting or relating to the Commercialization. The Parties acknowledge that with respect to the Commercialization there are no agreements, obligations, undertakings, representations or warranties whether collateral, oral or written, between the Company and Canada other than those expressly set out in the License Agreement. Notwithstanding the foregoing, this License Agreement shall not supersede the MTA and the MTA shall remain in full force and effect.

17.2	No Third Parties
Neither the License Agreement nor any provision thereof is intended to confer upon any person other than the Parties, any rights or remedies hereunder; provided however that the Company’s sub-licensee Merck is an express third party beneficiary of this License Agreement for the purposes of sections 15.5 and 15.8 only.

17.3	No Pre-Contractual Inducing Representations
The License Agreement supersedes and revokes all negotiations, arrangements, letters of intent, offers, proposals, brochures, term sheets, representations, memoranda of understandings and information

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

conveyed, whether oral or in writing or electronically, between the Parties, or any other person purporting to represent the Company or Canada. Each of the Parties agrees that:

17.3.1	neither has been induced to enter into the License Agreement by any representations whatsoever not set expressly forth in the License Agreement;
17.3.2     neither has relied on any such representations;

17.3.3	no such representations shall be used in the interpretation or construction of the License Agreement; and

17.3.4
no claims (including, without limitation, loss of profits, indirect, incidental, consequential damages and economic loss) arising directly or indirectly, from any such representation, negligent or otherwise, shall accrue in law or equity, or be pursued by the Company, and Canada shall have no liability for any such claims.

17.4	Due Diligence Search
The Company agrees that it has conducted its own due diligence examinations in order to satisfy itself of the full, true and plain disclosure of all facts pertinent to the Licensed Rights and all representations made by Canada.

17.5	Independent Legal Advice
It is acknowledged by the Parties that each has had legal advice to the full extent deemed necessary by each Party. Furthermore, the Parties acknowledge that neither acted under any duress in negotiating, drafting and executing the License Agreement.

17.6	No Adverse Presumption in Case of Ambiguity
There shall be no presumption that any ambiguity in the License Agreement be resolved in favour of either of the Parties. For greater certainty, the contra proferentum rule shall not be applied in any interpretation of the License Agreement.

17.7	Severability
If a jurisdiction declares, finds or holds any part of the License Agreement invalid, void, unenforceable or contrary to public policy for any other reason, then:

17.7.1	NON-MATERIAL
if the invalid provision is not material or fundamental to the License Agreement, the invalid provision shall not affect the validity of the remainder which remainder shall continue if full force and effect and be construed as if the License Agreement had been executed without the invalid provision in that jurisdiction only;

17.7.2	MATERIAL
if the invalid provision is material to the License Agreement then that provision shall be “read down” or replaced with a provision which accomplishes, to such extent as is possible, the original legal and business purpose of such provision in a valid and enforceable manner, in that jurisdiction and the remainder of the License Agreement shall remain binding on the Parties; and

17.7.3	FUNDAMENTAL
if the invalid provision is fundamental to the License Agreement, including any of the elements of a bare license, then:

17.7.3.1	the jurisdiction which found the invalidity shall be deleted from the Territory; or

17.7.3.2	if the jurisdiction cannot be deleted from the Territory, or there is more than one

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

jurisdiction, then the License Agreement shall terminate.

17.8	Successors and Assigns
The License Agreement will be for the benefit of and be binding upon the heirs, executors, administrators, permitted successors, permitted assigns, and permitted Affiliates of the Company and other legal representatives, as the case may be, of each of the Parties. Every reference in the License Agreement to any Party includes the heirs, executors, permitted administrators, permitted successors, permitted assigns, and Affiliates and other permitted legal representatives of the Party.

17.9	Plurality and Gender
Reference to a Party will be read as if all required changes in the singular and plural and all grammatical changes rendered necessary by gender had been made.

17.10	Not a Joint Venture
The Parties expressly disclaim any intention to create a partnership, joint venture or joint enterprise. The Parties acknowledge and agree that:

17.10.1
nothing contained in the License Agreement nor any acts of any Party shall constitute or be deemed to constitute the Parties as partners, joint venturers or principal and agent in any way or for any purpose;

17.10.2	no Party has the authority to act for, or to assume any obligation or responsibility on behalf of any other Party; and

17.10.3	the relationship between the Parties is that of licensor and licensee.

17.11	Minister Not Fettered
Nothing in the License Agreement shall derogate or otherwise fetter the ability of Canada to regulate, administer, manage or otherwise deal with public health and all attendant matters thereto.

17.12	Federal Legislation
The application to the License Agreement of any Federal act or regulation includes any subsequent amendment, revision, substitution, consolidation to that act or regulation, notwithstanding that such amendment, revision or substitution occurred after the execution of the License Agreement or may have a retroactive effect.

17.13	Right to Legislate
Nothing in the License Agreement shall prohibit, restrict or affect the right or power of the Parliament of Canada to enact any laws whatsoever with respect to any area of law for which the Parliament of Canada has legislative jurisdiction, even if the enactment of any such law affects the License Agreement, its interpretation, or the rights, obligations, liabilities, vested or not, accrued or accruing, of the Parties.

17.14	Compliance with Law
The Parties shall comply with all applicable laws, as those laws may be amended, revised, consolidated, substituted, from time to time, even if such amendment, revision, consolidation, substitution derogates prospectively or retroactivity from the Parties’ vested or accrued rights, obligations and liabilities under the License Agreement.

17.15	No Implied Obligations
No implied terms or obligations of any kind, by or on behalf of either of the Parties, shall arise from anything in the License Agreement. The express covenants and agreements herein contained and made

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

by the Parties are the only covenants and agreements upon which any rights against either of the Parties may be founded.

17.16	Access to Information
Notwithstanding any provision to the contrary in the License Agreement, the Company acknowledges that Canada is subject to the Access to Information Act, R.S.C. 1985, c.A-1 and related acts, and may be required to release, in whole or in part, the License Agreement and any other information or documents in Canada’s possession or control relating to the License Agreement and the Parties.

17.17	Forum Conveniens & Applicable Laws
Subject to Article 16 (ADR) any Dispute, shall be governed firstly by applicable Canadian Federal laws, and secondly by the laws of the Province of Ontario. The Parties expressly exclude from the License Agreement:

17.17.1	application of the United Nations Convention on Contracts for the International Sale of Goods;

17.17.2	International Sales of Goods Act; and

17.17.3	any conflict of laws, venue, forum non-conveniens, rules or principles which might refer Disputes to the laws of another jurisdiction.

17.18	Attornment
The License Agreement shall be governed by and construed in accordance with the laws in force in the Province of Ontario, Canada and shall be treated in all respect as an Ontario, Canada contract. Subject to Article 16 (Alternate Dispute Resolution (ADR)) the Parties irrevocably and unconditionally attorn to and submit to the exclusive jurisdiction of the courts of Ontario, Canada and all courts competent to hear appeals therefrom with respect to any Dispute now or hereinafter arising under the License Agreement. The Parties waive any right each may have to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

17.19	USA Jury Trial
If the License Agreement or any aspect of it becomes a subject of judicial proceedings whether in contract, tort, equity or otherwise, in the United States of America despite the ADR article and Forum Conveniens (paragraph 17.17), then the Company irrevocably waives any and all rights it has to a trial by jury in the United States. The Company agrees and consents that due to the technical and legal nature, including cross jurisdictional issues of the License Agreement or any aspect thereof, any such proceedings will be heard before a judge sitting alone.

17.20	USA Jury Trial / Treble Damages Addendum
For greater clarity, the Company waives any right to a trial by jury of any claim, demand action or caution of action

17.20.1	arising under the License Agreement ;or

17.20.2
in any way connect with or related or incidental to the dealings of the Parties in respect of the License Agreement or any other agreements or the transactions related hereto or thereto in each case whether now existing or hereafter;

17.20.3	whether in contract, tort, equity or otherwise.

The Company agrees and consents that any such claim, demand, action or cause of action shall be decided by a court without a jury. Canada may file an original counterpart of the License Agreement with the court as written evidence of the consent of the Parties to the waiver of their right to a trial by jury. In

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

addition, the Company irrevocably waives any rights to triple/treble damages or punitive damages under U.S. or any other law.

17.21	Waiver of Counterclaims
The Company waives any and all of its rights to interpose any claims, deductions, setoffs or counterclaims of any nature in any Dispute with respect to the License Agreement.

17.22	Due Diligence Audits
If in a subsequent transaction a third party requires to review this License Agreement as part of a due diligence chain of title search, the Company hereby authorizes the release of this License Agreement subject to deleting any financial or proprietary or other Confidential Information contained herein.

17.23	Recitals Accurate
The Parties acknowledge the truth and accuracy of the recitals and further acknowledge that the recitals may be used by a court, mediator or arbitrator to help resolve any Dispute.

17.24	Force Majeure

17.24.1	EVENTS
Subject to making all payments required under the License Agreement, neither Party shall be in breach of any of its obligations under the License Agreement where the failure to perform or delay in performing any obligation is due, wholly or in part, directly or indirectly to the occurrence of a force majeure event including, without limitation:

17.24.1.1	war, whether declared or not, civil war, revolution, acts of piracy / terrorism, acts of sabotage;

17.24.1.2	natural disasters such as violent or destructive storms, cyclones, earthquakes, tidal waves floods, destruction by lightning;

17.24.1.3	explosions, fires, destruction of machines, factories, and any kind of installation;

17.24.1.4	boycotts, strikes and lock-outs of all kinds, go-slows, occupation of factories and premises, and work stoppages which occur in the enterprise of the Party seeking relief;

17.24.1.5	acts of governmental bodies, agencies, boards, whether lawful or unlawful other than those of the Public Health Agency of Canada,

but does not include:

17.24.1.6
the lack of regulatory or other approvals, licenses, permits and authorizations necessary for the performance of the License Agreement which are issued by a public authority of any kind whatsoever for which the Company did not apply for or diligently prosecute;

17.24.1.7	the inability of the affected Party to obtain financing or any other financial inability on the part of either Party to meet its obligations under the License Agreement;

17.24.1.8
force majeure events that the affected Party knew or should have reasonably known at the time of negotiating the License Agreement were probable or avoidable or the effects of which could be minimized, and the affected Party took no steps to deal with such force majeure events,

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

including without limitation obtaining the appropriate insurance, using updated machinery;

17.24.1.9	the portion of the breach or delay due to the failure of the affected Party to take all necessary reasonable steps to minimize, overcome or control the effects of the force majeure event.

17.24.2	DUTY TO NOTIFY
The Party affected by a force majeure event as contemplated in subparagraph 17.24.1 (Force Majeure) shall:

17.24.2.1
give notice to the other Party of such force majeure and its effects on the affected Party’s ability to perform as soon as practicable after the force majeure and its effects upon the affected Party’s ability to perform become known to that Party. Notice shall be given when the ground of relief ceases;

17.24.2.2	take all reasonable efforts to correct, compensate or minimize the effect of the force majeure event.
17.24.3 COMMENCEMENT OF RELIEF
The affected Party shall in the affected jurisdiction only:

17.24.3.1
be excused of its obligations under the License Agreement to the extent necessitated by the force majeure event from the time of the force majeure event or if notice was not given as soon as practical, from the receipt of such notice. Failure to give notice makes the failing Party liable in damages for losses suffered by the other Party which otherwise could have been avoided; and

17.24.3.2	complete or continue performance of its obligations and duties under the License Agreement as soon as practical after the cessation, removal, or overcoming of the force majeure event.

17.24.4	TERMINATION OF AGREEMENT

If the force majeure event continues in excess of sixty (60) consecutive days, or in the aggregate 60 days over any consecutive 200 days, then at any time thereafter Canada shall have the option to renegotiate the License Agreement with the Company reasonably and in good faith. If the Parties are unable to agree to the terms of the proposed amended License Agreement within 60 days from the notice to negotiate, then the License Agreement may be terminated by Canada on the 61st day.

17.24.5	POSTPONEMENT OF OBLIGATIONS

Any obligations of a Party under the License Agreement shall be postponed automatically to the extent and for the period and only within the jurisdiction or jurisdictions that the affected Party is prevented from meeting those obligations by reason of any cause beyond its reasonable control (other than lack of funds and applicable regulatory approval). The affected Party shall immediately notify the other Party of the commencement, nature of such cause and probable consequence. The affected Party shall also use its reasonable best efforts to render performance in a timely manner, utilizing all resources reasonably required in the circumstances.

17.25	Waiver
No condoning, excusing, or overlooking by either of the Parties of any default by the other Party, at any time or times, in performing or observing any of the Parties’ respective covenants, will operate as a waiver renunciation, surrender, of or otherwise affect the rights of the Parties in respect of any continuing or

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

subsequent default. No waiver of these rights will be inferred from anything done or omitted by the Parties, except by an express waiver in writing.

17.26	No Estoppel Due to Third Party Practices
No custom, practice or usage regarding other License Agreements between Canada and other Parties shall preclude at any time the strict enforcement of the License Agreement by Canada or the Company.

17.27	Contract Always Speaks
Where a matter or thing is expressed in the present tense, it shall be applied to the circumstances as they arise, so that effect may be given to the License Agreement according to its true spirit, intent and meaning.

17.28	Time is of the Essence
Time is of the essence in the License Agreement with respect to the financial and Commercialization obligations of the Company.

17.29	Headings

17.29.1
All headings in the License Agreement have been inserted as a matter of convenience and for reference only, and in no way define, limit, enlarge, modify, the scope or meaning of the License Agreement or any of its provisions.

17.29.2
Nevertheless an arbitrator or judge may use any or all of the table of contents, recitals, and headings when reviewing the covenants, statements, representations & warranties and conditions subsequent to better understand the commercial and legal intent of the License Agreement’s provisions.

17.30	Internal References
Any reference in the License Agreement to an Article, paragraph, sub-paragraph, will mean an Article, paragraph or sub-paragraph of the License Agreement, unless otherwise expressly provided.

17.31	Precedence Over Appendices
If there is a conflict or ambiguity between the License Agreement proper and any appendix thereto, the interpretation consistent with License Agreement proper (taking into consideration the statements in the recitals and headings) shall prevail and apply, notwithstanding any wording to the contrary in the applicable appendix.

17.32	Appendices
Subject to paragraph 17.31 (Precedent Over Appendices) the documents attached hereto as Appendix A, B (deleted), C and D form an integral part of this License Agreement as fully as if they were set forth herein in extenso, and consist of:
Appendix "A" - DESCRIPTION OF THE PATENTS
Appendix "B" - CONFIDENTIALITY AGREEMENTS (DELETED)
Appendix “C” - BUSINESS PLAN
Appendix “D” - AFFILIATES
Appendix “E” - MATERIAL TRANSFER AGREEMENT
Appendix “F” - INDEPENDENT THIRD PARTY EVALUATION PROCEDURES

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

18.0    LEGAL RIGHTS

18.1	Amendments
No modification or waiver of any provision of the License Agreement will be inferred from anything done or omitted by either of the Parties, except by an express amendment in writing, duly executed by the Parties in advance.

18.2	No Assignment Without Consent
The License Agreement is personal to the Company. The Company shall not assign the License Agreement or any of the Company’s rights, duties or obligations under the License Agreement to a third party without the prior written consent of Canada, such consent not to be unreasonably withheld; provided that no such consent shall be required in connection with an assignment (i) in connection with a Change of Control of Company or an Affiliate of Company, except as otherwise set forth in section 18.3 (including for greater certainty paragraphs 18.3(B)(i),(ii) and (iii), or (ii) to Merck or an affiliate of Merck. Any attempt to assign this License Agreement or any of the Company’s rights, duties or obligations under the License Agreement without the prior written consent of Canada (where such consent is required as set forth in the previous sentence) is void. If, during the Term, this License Agreement is assigned to Merck or an affiliate of Merck, no further assignment or transfer of this License Agreement or the rights, duties or obligations under this License Agreement shall require Canada’s consent; provided that Merck shall give Canada prompt written notice of any such assignment and no further payment shall be due under paragraph 18.3.9.

18.3	Mode of Assignment / Approval Conditions
(A)    Except as set forth in paragraph 18.2 (Assignment) and subject to the other terms of this License Agreement, including section 18.3(B), the Company shall not assign (or transfer, sell, encumber, pledge, grant a security interest sub-license or otherwise deal) or permit any such assignment, in whole or in part, of the License Agreement or any of its interest, rights or obligations hereunder, whether such assignment takes place by way of:
18.3.1         sale of assets;
18.3.2         sale of shares;
18.3.3         amalgamation, merger or other reorganization;

18.3.4	merger, transfer, conversion, assignment, redemption, issuance, sale, cancellation, pledge, conversion or other dealings with any securities;
18.3.5         operation of law;

18.3.6
acquisition by a person or persons acting in concert of a majority interest of securities by a person or persons acting in concert who did not hold such a majority interest at the time of the initial public offering (IPO) or at any time after the IPO.

18.3.7         operation of contract; or

18.3.8	otherwise in any manner or structure whatsoever (each of the transactions identified in paragraphs 18.3.1-18.3.8, a “Change of Control”);
without the prior written consent of Canada, which consent will not be unreasonably withheld; provided, however, that nothing in this License Agreement shall require the consent of Canada (but notice to Canada is required) with respect to or otherwise limit, and no consent of Canada (but notice to Canada is required) shall be required for an assignment of this License Agreement in connection with (i) any Change of Control of an Affiliate of Company (even if such Change of Control of such Affiliate also results in a Change of Control of Company, except if such Change of Control is prohibited under paragraphs 18.3(B)(i), (ii) and (iii)), (ii) any Change of Control of Company with Merck (or any of Merck’s affiliates), or (iii) any

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Change of Control of Merck (or any of its affiliates).
(B) Notwithstanding anything to the contrary set forth in section 18.3(A), solely in the case of a Change of Control of an Affiliate of Company under clause (i) of section 18.3(A) which also results in a Change of Control of Company, then, following the consummation of the Change of Control of the Affiliate of Company, Company shall be required to obtain the written consent of Canada (such consent not to be unreasonably withheld) if:

i)
such Change of Control is with an entity that is listed as a known terrorist organization as of the time of the consummation of such Change of Control (as identified on an official government list made publicly available by Canada. and provided that Canada has provided a link to a Canada website that lists such terrorist organizations prior to the entering into of the agreement for such Change of Control); or

ii)
such Change of Control is with an entity headquartered in a country with whom Canada has suspended diplomatic relations as of the time of the consummation of such Change of Control (as identified on an official government list made publicly available by Canada, and provided that Canada has provided a link to a Canada website that lists such countries with whom diplomatic relations are suspended prior to the entering into of the agreement for such Change of Control); or

iii)
such Change of Control is with an entity that is in active litigation with the Government of Canada as of the time of the consummation of such Change of Control relating to intellectual property litigation or breach of contract litigation, in each case with an amount in controversy of at least [*] (a Change of Control described in the foregoing clauses (i), (ii) or (iii), a “Prohibited Entity Change of Control”);

In the event of a Prohibited Entity Change of Control and after such Prohibited Entity Change of Control Canada does not give its consent (not to be unreasonably withheld) as required pursuant to this section 18.3(B) within thirty (30) days after request of Company for such consent, then Canada may terminate this License Agreement upon written notice to Company in accordance with Section 15.2.1(B), subject to Merck’s right to receive a Direct Merck License in accordance with section 15.8 of the License Agreement.

18.3.9	Upon the first to occur of (i) an assignment of the License Agreement;
(ii) a Change of Control of the Company (and not its successor or assign) or (iii) a Change of Control of an Affiliate of Company (and not such Affiliate’s successor or assign) which controls Company, the Company shall pay to Canada a payment of [*] of all consideration received by the Company (or its Affiliate, as applicable) for the assignment or Change of Control that is [*]. If the assignment or Change of Control in question includes the License Agreement and other assets, the [*] will be based on [*] as determined by an independent third party valuation procedure set forth in Appendix F. For clarity, a payment is due under this Section 18.3.9 only upon the first to occur of an assignment of the License Agreement, a Change of Control of Company or a Change of Control of an Affiliate of Company which controls Company, whichever occurs first, and not upon any subsequent assignment or Change of Control. For further clarity, the payment under this Section 18.3.9 shall not apply to any consideration received by Company and/or its Affiliates to the extent such consideration is attributable to [*].

18.3.10	Consent to any assignment will not be construed as consent to any other assignment.

18.4	No Consent - Material Breach
Failure of the Company to obtain the prior written consent of Canada to any assignment, as required under sections 18.2 or 18.3, as applicable, shall be deemed to be a material breach of the License Agreement.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

18.5	Assignment Prejudicial - Compensation
It will not be unreasonable for Canada to refuse to consent to any assignment or Change of Control, as required under sections 18.2 or 18.3, as applicable, if it is foreseeable that the assignment or Change of Control might negatively affect Canada in any way, or put Canada in breach of any contract with a third party or derogate from the Commercialization. Notwithstanding the foregoing, Canada may still consent in exchange for payment of the [*] fee payable under section 18.3.9.

18.6	No Comfort Letter
Notwithstanding anything to the contrary in the License Agreement, Canada shall be under no obligation whatsoever to sign any a comfort letter or other undertaking to a third party for the benefit of the Company. If Canada so elects pursuant to its unfettered discretion, then the Company shall pay or provide security in the amount of liability so accepted or incurred by Canada.

18.7	Subcontracting
The Company has the right to subcontract any portion, but not all, of the License Agreement, subject to the following:
18.7.1    subcontracting activities (including subcontracts entered into with contract research organizations) shall be carried out by the Company in a manner that is consistent with the Company’s obligations under paragraphs 2.4 to 2.7 of the
License Agreement;
18.7.2    the Company shall notify Canada in writing of any significant subcontracts or subcontractors of whom the Company is aware may have an interest in the technology or a collaboration with Canada;
18.7.3    the subcontract cannot be a de facto assignment; and
18.7.4    no rights, obligations, power or control vested in the Company shall be contingently or otherwise transferred to any third party.

18.8	No Third Party Rights
Other than the third party right conferred on the Company’s sub-licensee Merck, under section 17.2, nothing expressed or implied in the License Agreement is intended to, or shall be construed to confer on or give to, any person other than the Parties, any rights or remedies under or by reason of the License Agreement.

18.9	Remedies Cumulative
All rights, powers and remedies provided by the License Agreement are cumulative with, and not exclusive of, the rights, powers or remedies provided by law or equity independently of the License Agreement.

18.10	Mutual Assistance
The Parties will at all times hereafter, upon every reasonable request of the other, make, do, and execute or cause to be procured, made, done, and executed, all such further acts, deeds and assurances for the carrying out of the terms, covenants and agreements of the License Agreement, according to the true intent and meaning of the License Agreement. These obligations shall continue post termination or expiry until all pre and post termination obligations are satisfied.

18.11	Counterpart
The License Agreement may be executed simultaneously in counterpart, each of which shall be deemed

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

an original, but all of which together shall constitute one and the same instrument.

18.12	Prospective Effect of Amended and Restated License Agreement
The version of the license agreement dated as of May 4, 2010, and as amended April 18, 2011 and July 31, 2014, that immediately preceded the Execution Date of this amended and restated Licensed Agreement (the “Original License Agreement”) is hereby amended and restated in its entirety by this License Agreement as of the Execution Date of this License Agreement. The rights and obligations of the Parties shall, as of and after the Execution Date of this amended and restated License Agreement, be governed by the terms of this amended and restated License Agreement. The rights and obligations of the Parties prior to the Execution Date of this amended and restated License Agreement shall be governed under the Original License Agreement.
18.13    References to Specific Sub-Licensee
A reference to a specific sub-licensee is a reference to that sub-licensee (and its successors or assigns, as applicable) only and to no other sub-licensee.
19.0    CROWN GENERAL

19.1	No Bribes
The Company warrants that no bribe, gift, or other inducement has been paid, given, promised or offered to any Government official or employee for the obtaining of this License Agreement.

19.2	No Share to Members of Parliament
Pursuant to the Parliament of Canada Act, R.S.C. 1985, c.P-1, no member of the House of Commons or Senate will be admitted to any share or part of the License Agreement or to any benefit arises from the License Agreement.

19.3	Public Office Holders
It is a term of this License Agreement that no former public Office holder, who is not in compliance with the post employment provisions of the Conflict of Interest and Post-Employment Code for Public Office Holders, shall derive a direct benefit from this License Agreement.

20.0    NOTICE

20.1	Addresses / Contacts
Wherever in this License Agreement a notice, demand or other communication is required or permitted to be given, or served by either Party to or on the other Party, such notice, demand or other communication will be in writing and will be validly given or sufficiently communicated if hand delivered or forwarded by certified mail, priority post mail, telegram, or facsimile or sent by overnight delivery by a nationally recognized courier as follows:
The addresses for delivery are:
To the Company:
Brian Wiley
Chief Commercial Officer
BioProtection Systems Corporation
2901 S. Loop Dr., Suite 3360
Ames, IA, USA
50010

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Telephone: 617-710-3995
Facsimile: (515) 296-3820
Email: bwiley@linkp.com
To Canada:

Dorothea Blandford, PhD
Director, Intellectual Property Management & Business Development Operations
Public Health Agency of Canada
1015 Arlington Street, Suite 2420
Winnipeg, Manitoba
Canada R3E 3R2
Telephone: (204) 789-2096 Cell: (204) 981-5762
Facsimile: (204) 789-5033
Email: dorothea.blandford@canada.ca

The Parties shall send an e-mail version of the notice or demand at least 24 hours prior to the hard or facsimile copy, but failure to send the email version does not invalidate or otherwise make subsequent service of the notice defective.

20.2	Deemed Delivery
Notice will be deemed to have been delivered:
20.2.1     if delivered by hand, upon receipt;

20.2.2	if sent by electronic transmission, forty-eight (48) hours after the time of confirmed transmission, excluding from the calculation weekends and public holidays;

20.2.3	if sent by certified mail, four (4) days after the mailing thereof, provided that if there is a postal strike or other disruption, such notice will be delivered by hand or electronic transmission.

20.3	Change of Address
The Parties may change their respective addresses for delivery by delivering notice of change as provided in this paragraph.
21.0    EXECUTION

IN WITNESS WHEREOF this License Agreement has been executed in duplicate by the duly authorized representatives of the Parties on the date(s) set out below.

FOR HER MAJESTY THE QUEEN IN RIGHT OF CANADA:

__/s/ Pascal Michel_____________ ___Nov 30, 2017__    _____________________
Dr. Pascal Michel, DMV, PhD            (Date)            (Witness)
Chief Science Officer

FOR THE COMPANY:

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

__/s/ Brian Wiley_______________ _December 5, 2017__    ______________________
Brian Wiley                    (Date)             (Witness)
Chief Commercial Officer
I have authority to bind the corporation

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX "A" DESCRIPTION OF THE PATENTS

[*] “Recombinant Vesicular Stomatitis Virus Vaccines for Viral Hemorrhagic Fevers
[*]

[*]

Region or Country	Application Number	Patent Number	Status	Expiration Date	Filing Date	Publication number	Publication date	Registration date
[*]	[*]	[*]	[*]		[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]			[*]
[*]	[*]	[*]	[*]		[*]			[*]
[*]	[*]	[*]	[*]	[*]	[*]			[*]
[*]		[*]	[*]	[*]	[*]			[*]

[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]

{2 pages omitted}

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX "B" CONFIDENTIALITY AGREEMENTS
(DELETED)

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX "C" BUSINESS PLAN
rVSVΔG-ZEBOV-GP (V920) Business Plan Update Prepared October 31, 2017

Background
The 2014-2016 Ebola outbreak caused by the Zaire Ebola Virus (ZEBOV) in West Africa was the largest such event, resulting in over 28,000 estimated incident cases of Ebola Virus Disease (EVD) and over 11,000 deaths reported by World Health Organization (WHO)1. Sporadic outbreaks continue, and the potential for another large outbreak remains. Thus, there remains a need for new therapeutics and vaccines to counter EVD. To date, there are no licensed vaccines for prophylaxis of EVD and there are no specific medical interventions licensed to treat EVD, despite its high case fatality rate.

rVSVΔG-ZEBOV-GP (V920), is a live attenuated recombinant viral vaccine grown in Vero cells. The virus consists of a vesicular stomatitis virus (VSV) backbone in which the gene sequence is deleted for the VSV-G envelope glycoprotein and been replaced /substituted with the sequence for the envelope glycoprotein (GP) of the Zaire ebolavirus (Kikwit strain) .

Preclinical Studies
[*]

[*]

Clinical Studies
[*]

[*]

[*]

[*]

[*]

[*]

[*]

Planned V920 Image
[*]

Manufacturing Status
[*]

Proposed Regulatory Path and Progress
[*).

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[*]

Program Research and Development Funding
[*]

Procurement Status
[*]

References
[*]

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX “D” AFFILIATES

NewLink Genetics Corporation, 2901 South Loop Drive, Suite 3900, Ames, Iowa, USA 50010

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX “E” MATERIAL TRANSFER AGREEMENT

MATERIAL TRANSFER AND LICENSE AGREEMENT

BETWEEN:    HER MAJESTY THE QUEEN IN RIGHT OF CANADA, as represented
by the Minister of Health, acting through the Public Health Agency of Canada, with an office at1015 Arlington Street, Winnipeg , Manitoba, CANADA R3E 3R2 (hereinafter "Canada")

AND:
BIOPROTECTION SYSTEMS CORPORATION, a company incorporated as a subchapter C corporation under the laws of Delaware and having its registered office at Iowa State University, University Research Park, 2901 South Loop Drive, Suite 3360, Ames , Iowa, USA 50010 ("BPS")

INTRODUCTION

A.
WHEREAS Canada and BPS executed a license Agreement dated May 04, 2010 (the "License Agreement ', as amended from time to time), under which Canada granted to BPS a personal, non-transferable , sole, revocable, royalty-bearing license to commercialize the technology developed by Canada known as the recombinant vesicular stomatitis virus vaccine for viral hemorrhagic fevers ( "rVSV ') ;

B.
WHEREAS under the License Agreement, Canada provides BPS with the rights to exercise patents, intellectual property and confidential information, as described in the License Agreement (the "Licensed Rights") within the Field of Use as described in the License Agreement,

C.
WHEREAS for the purpose of enabling BPS to carry out the permitted activities with respect to the Licensed Rights as required under the License Agreement, BPS obtained from Canada a license to use rVSV data and materials that Canada possesses relating to the Licensed Rights under the terms of a material transfer agreement dated June 27, 2011 (the "Previous MTA");

D.
WHEREAS as of the date of signature of this Agreement the Parties are negotiating an amendment to the License Agreement to permit BPS to have access, through a sole license, to a broader range of Canada's materials for the exercise of the Licensed Rights within the field of use, with a further right to sub-license the materials to BPS's sub-licensee , Merck Sharp & Dahme Corp. ("Merck"); and

E.
WHEREAS the purpose of the present Agreement is to set out the terms and conditions of the sole license to BPS, on a go forward basis, with respect to the use of the materials already provided to BPS under the Previous MTA as well as to the broader range of materials needed by BPS in order to exercise the Licensed Rights within the Field of Use, such terms and conditions to also

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

include the right of BPS to sub-license all of the materials to Merck.

NOW THEREFORE IN CONSIDERATION of the mutual terms and conditions, and other good and valuable consideration , the sufficiency and receipt of which is acknowledged, the Parties hereby agree to the following :

1.0    DEFINITIONS

1.1	"Agreement" means this Agreement, which includes attached appendices, and refers to the whole of the Agreement, and not to any particular section or portion thereof.

1.2
"Intellectual Property" includes, without limitation, all patents, patent applications, trade-marks, copyrights, inventions, industrial designs, trade-names, trade secrets and other intellectual property rights whether registered or not, owned by or licensed to Canada, relating to the Materials.

1.3
"Materials" means assays, cell lines, seeds (including pre-seeds, master seeds and working seeds), cell banks (including master cell banks and working cell banks), clones, reagents, primers, vectors, antibodies, data, compounds (including molecular constructs), serum samples, biological samples, Vaccine and other materials that are necessary or reasonably useful to exercise the Licensed Rights within the Field of Use under the License Agreement .

1.4	"Party" or "Parties" means either Canada or BPS, or both of them, and their respective employees , servants and agents.

1.5	" Vaccine" means the experimental recombinant vesicular stomatitis virus encoding the Ebola virus glycoprotein .

2.0    SOLE LICENSE

2.1	Canada hereby grants to BPS a sole, revocable, royalty-free license to:

2.1.1	use the Materials for the purpose of exercising the Licensed Rights within the Field of Use;

2.1.2	sub-license the Materials to Merck under a sublicense on the same terms and conditions as this Agreement .

The duration of the sole license granted hereunder will be concurrent with the duration of the License Agreement, unless the present Agreement is terminated earlier.

2.2	The Parties acknowledge and agree that the granting of the sole license in this Agreement will not affect, modify or diminish Canada's carve-out rights under section 2.2 of the License Agreement .

2.3
The Previous MTA will end on the effective date of this Agreement, except that all rights and obligations of the Parties under the Previous MTA that survive termination shall continue in force and effect until, by their nature or by operation of law, they expire. The use of all Materials provided to BPS by Canada under the Previous MTA shall be, going forward, governed by the terms of this Agreement as of the effective date of this Agreement .

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.0    TRANSFER AND FURTHER DISTRIBUTION

3.1
BPS hereby requests that Canada transfer to Merck the Materials set forth in Appendix B, as soon as practical. Canada shall provide any other Materials that Canada may have the rights to transfer, to BPS, as and when requested by BPS in a timely manner. If BPS requests Canada to transfer any of the other Materials to Merck, Canada will provide these Materials directly to Merck in a timely manner. The provision of the Materials by Canada to Merck shall be deemed to be a provision of the Materials to BPS hereunder and an exercise by BPS of the right to sub-license the Materials to Merck under clause 3.3 of this Agreement . BPS shall assume full responsibility, including risk of loss of and damage to the Materials, once the Materials have left the physical possession of Canada.

3.2	BPS is permitted to provide the Materials to its employees, servants and agents solely for the purpose of exercising the Licensed Rights within the Field of Use and for no other purpose whatsoever .

3.3
BPS may further sub-license any or all of the Materials to Merck subject to BPS and Merck executing a material transfer agreement or other agreement requiring that Merck's use of the Materials shall be on the same terms and conditions as those set out in this Agreement . BPS shall not grant and not purport to grant to Merck any rights that exceed the rights granted by Canada to BPS under this Agreement. Merck shall have the further right to sub-sub-license to third parties in accordance with the terms of this Agreement.

3.4
Without limiting the provisions of Section 3.2, for the purpose of assisting BPS or Merck in exercising the Licensed Rights to conduct clinical trials or other research, Canada shall transfer the Vaccine and any other Materials, as required, to a third party (other than Merck) ("Subsequent Recipient") on behalf of BPS. Canada will only transfer the Vaccine and other Materials to a Subsequent Recipient upon written instructions from BPS, and shall require a Subsequent Recipient receiving the Vaccine to agree to the terms in the request form attached hereto as Appendix A. BPS shall assume full responsibility for the use of the Vaccine and Materials in the clinical trials or other research, including risk of loss of and damage to the Vaccine and Materials, during shipping, unloading and any storage and transportation, once the Vaccine and Materials have left the physical possession of Canada.

4.0    DISCLAIMERS & PUBLICATION

4.1
Canada assumes no legal, medical and ethical liability for the provision, storage, further distribution, administration , and use by BPS, Merck or a Subsequent Recipient of the Materials. BPS hereby expressly releases Canada from any such liability.

4.2	BPS acknowledges and agrees that Canada does not intend to and does not waive any right, interest or privilege Canada may have in respect of any of the Materials or the Intellectual Property.

4.3
BPS shall provide to Canada promptly, and if applicable on a continuing basis, any and all of its findings with respect to the Materials arising from the use of the Materials in the exercise of the Licensed Rights within the Field of Use. These findings shall be provided in confidence and shall include a comprehensive statement of the relevant conclusions , applications and methodologies, including

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

without limitation, any serendipitous applications or hitherto unforeseen avenues of research and development. Canada shall only have the rights to use such findings for purposes of its retained rights under Section 2.2 of the License Agreement.

4.4
The Materials shall be used by BPS under suitable containment conditions. The Materials, except for the Vaccine, shall not be used on human subjects. In the case where animal studies are to be conducted, BPS shall have considered in vitro approaches to the research and such studies shall be in compliance with all applicable guidelines for use of animals in research. The Materials must be used in compliance with all applicable laws, regulations and guidelines .

4.5
BPS acknowledges and agrees that the Materials are proprietary to Canada and that Canada protects the value and integrity of the Materials and any and all Intellectual Property Rights in those Materials.

4.6	BPS shall destroy the Materials by the earlier of:

4.6.1	the final day of the term of this Agreement, or
4.6.2    the date set out in a notice of termination.

Further, BPS shall certify in writing within five (5) business days of the appropriate dates set out in section 4.6 that it has destroyed the Materials. BPS shall also require Merck and any Subsequent Recipients to also destroy the Materials in accordance with the terms of this Agreement , and to provide evidence of such destruction to Canada upon request.

4.7
Canada makes no representations and gives no warranties, express or implied, of any nature, in respect to the Materials (which are experimental in nature) including without limitation: merchantability, quality (either as discussed or with respect to a sample/model) , fitness for any or a particular purpose, commercial utility, latent or other defects, susceptibility of yielding valuable results or results that are free of defects or otherwise harmless, infringement or non-infringement of patents or other third party rights, conformity with the laws of any jurisdiction, fitness for BPS's corporate objectives (whether or not expressly or impliedly communicated to Canada), the completeness of the Materials and the safety or hazards associated with the use of the Materials (and BPS shall assume all risks in the use of the Materials).

For greater certainty, Canada shall have no liability to BPS, Merck or a Subsequent Recipient in contract, tort or trust (including no duty to warn) in connection with the use of the Materials by BPS.

4.8
No legal or equitable warranties implied by law, statute or convention under any domestic, foreign or international legal regime or from a course of dealing or usage of trade, shall apply to the Materials or the Agreement . BPS acknowledges this disclaimer and is estopped from relying on any such warranties against Canada.

4.9
Notwithstanding anything to the contrary herein, BPS shall have the right to publish scientific papers relating to the commercial research performed utilizing the Materials and Intellectual Property, and shall provide Canada with a copy of any scientific papers upon submission for publication.

5.0    TERM & TERMINATION

5.1
This Agreement will be terminated by Canada immediately upon notice if Canada has terminated the License Agreement in accordance with the terms of that License Agreement . In the event that Canada exercises the option to terminate

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the License Agreement pursuant to section 15.1 for cause, and Canada grants Merck a direct license to the Licensed Rights in accordance with the terms of the License Agreement, then Canada shall also grant a direct license to Merck to the Materials under this Agreement on the same terms as this Agreement.

5.2
Upon termination, all Materials (in any form or permutation including any and all derivatives and replicates), shall be destroyed in accordance with article 4.6. BPS shall have no right whatsoever to continue to use the Materials in any way, whatsoever.

5.3
All obligations of the Parties, which expressly or by their nature survive termination on expiration , shall continue in full force and effect subsequent to and notwithstanding such termination or expiration, until they are satisfied or by their nature expire, including without limitation, indemnification.

6.0    INDEMNIFICATION & INSURANCE

6.1
BPS shall indemnify and save harmless Canada from and against all claims, demands, losses, damages, costs (including reasonable solicitor and own-client costs), actions, suits or other proceedings, all in any manner based upon, arising out of, related to, occasioned by or attributable to, any acts or conduct of BPS (whether by reason of negligence or otherwise) in the performance by BPS of the provisions of the Agreement or any activity undertaken or purported to be undertaken under the authority or pursuant to the terms of the Agreement.

6.2
Throughout the term of this Agreement, BPS shall, at its sole cost and expense, procure and maintain adequate comprehensive general liability insurance to cover the indemnity granted in article 6.1, with any additional coverage as Canada may deem reasonable and appropriate. Upon request, BPS will provide Canada with a certificate of insurance in the name of BPS. All carriers of such insurance shall have recognized standing in the insurance industry.

7.0    INTENT AND INTERPRETATI ON

7.1
This Agreement, its validity, performance, discharge or construction shall be governed firstly by the laws of Canada and secondly by the laws in force in the Province of Ontario, Canada. The Parties hereby irrevocably and unconditionally attorn to the exclusive jurisdiction of the Courts of the Province of Ontario and all courts competent to hear appeals therefrom.

7.2
The Parties hereby acknowledge the truth and accuracy of the recitals and agree that they form an integral part of this Agreement as if they were fully set out herein in extenso. Further, the document attached hereto as Appendice s "A" and "B" form an integral part of this AGREEMENT as if they were fully set forth herein in extenso.

7.3	The Agreement is personal to BPS and cannot be assigned in whole or in part, without the prior written consent of Canada.

7.4	Unless otherwise notified, the representative of the Parties for the purposes of the
Agreement shall be:

For CANADA :
Dorothea Blandford, PhD
Director, IP Management & Business Development
Telephone : 204.789.2096
Facsimile: 204.789 .2097
E-mail: dorothea .blandford@phac-aspc.gc.ca

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

For BPS:
Jack Henneman
Chief Financial Officer
Telephone :_515.598.2561
Facsimile : 515.296.3520
E-mail:jhenneman@linkp .com

IN WITNESS WHEREOF this AGREEMENT has been executed by the duly authorized representatives of the Parties.

SIGNED by BPS in duplicate at Ames, Iowa USA	SIGNED by Canada in duplicate at Winnipeg, Manitoba Canada

This 21st day of November, 2014	This 21st day of November, 2014
BioProtection Systems Corporation	Her Majesty, the Queen, in right of Canada as represented by the Minister of Health

/s/ Carl Langren	/s/ Steven Guercio
Per: Carl Langren	Per: Steven Guercio, A/Scientific Director
Senior VP Finance	National Microbiology Laboratory

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX A

Request Form to Obtain VSV-Ebola Vaccine from the Public Health Agency of Canada for Phase I Clinical Trials Sponsored by BioProtection Systems Corporation

I. General Information

Date of the request:
Requesting Organization; (the "Requesting Organization")
Location (/hospital/treatment centre):

Address:
City:	Postal Code:
Country:
Telephone No:	Facsimilie No:
Email:

To activate the request process, the Requesting Organization should carefully read sections I to V, complete all the required information, check the boxes below and submit section I to V to the address below. Please ensure that all required information and documentation is provided (tick the box if filled out/attached)

I have, on behalf of the Organization:

☐Read section I to V and Annex 1
☐Completed all required information in this document
☐Completed Section IV-Shipment information
☐Signed Section V5-Signature

Address Signed Vaccine Request Form and required documentation to :

Dorothea Blandford, PhD,
Director, Intellectual Property Management & Business Development
1015 Arlington Street,
Winnipeg, MB,
CANADA R3E 3R2
Fax: 204.789.2096
E-mail: dorothea.blandford@pha c-aspc.gc.ca

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

II. Acceptance of request by PHAC

The Public Health Agency of Canada ("PHAC") will transfer the vaccine to the Requesting Organization, on behalf of BioProtection Systems Corporation, a wholly owned corporation of Newlink Genetics Inc. ("Newlink"), upon notice from Newlink that the Requesting Organization is operating a clinical trial site sponsored by Newlink. Details regarding the supply of vaccine, including the quantity and logistics, such as anticipated delivery timeline and destination, and details regarding the provision of any requested technical support will be communicated by Newlink to the Requesting Organization at the above indicated contact details.

Ill.    Terms and Conditions

These terms and conditions will govern the transfer by PHAC of any quantity of VSV-Ebola vaccine as described in Annex 1 ("the Vaccine') to the Requesting Organization for use in clinical trials to assess the safety and efficacy of the Vaccine.

1.0	By signing the request form, the Requesting Organization accepts and agrees that the supply of Vaccine will be subject to the following terms and conditions:

1.1	PHAC is supplying the Vaccine to the Requesting Organization, on behalf of Newlink, solely for use in clinical trials to assess the safety and efficacy of the Vaccine.

1.2	In connection with the foregoing, the Requesting Organization confirms that it has full knowledge of:

1.2.1	the potential and known side effects of the Vaccine, as determined from non-clinical studies and available clinical data to date;

1.2.2	the fact that the Vaccine supplied to the Requesting Organization:

(a)	has not been demonstrated to be clinically effective in the prevention of Ebola virus disease in humans; and

(b)	may possibly give rise to adverse events including serious, life threatening or fatal adverse reactions.

2.0
The Requesting Organization confirms that it has read the information in Annex 1. The Requesting Organization acknowledges and agrees that this information has been provided to assist it in gaining knowledge about the Vaccine, but is by no means exhaustive.

3.0	The Requesting Organization further acknowledges that it has been duly informed that the Vaccine is not licensed for use in any country of the world.

4.0
The Vaccine provided hereunder is being supplied "as is", without any warranties or representations whatsoever, whether express or implied, including, but expressly not limited to, any implied warranties as to the Vaccine's fitness for a particular purpose or use, or as to its safety and/or efficacy in any respect.

5.0
The Requesting Organization shall be solely responsible for, and accepts, any and all liability for the use of the Vaccine, and agrees that neither PHAC, nor the manufacturer of the Vaccine will be liable or responsible for any consequences whatsoever arising from the use of the Vaccine supplied hereunder. The Requesting Organization agrees to indemnify, defend and hold harmless PHAC and the manufacturer of the Vaccine, as well as their officers, employees and agents, for any and all costs, expenses and claims of any kind, including reasonably incurred legal fees and costs, which may be made, filed or assessed against PHAC or the manufacturer of the Vaccine, arising from, as a result of, or in connection with the supply, distribution and/or use of the Vaccine, by or on behalf of the Requesting Organization.

6.0	Ownership of the Vaccine will transfer to the Requesting Organization upon delivery at the agreed delivery destination. The Requesting Organization agrees to ensure that adequate procedures are

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

followed to protect the physical security of the Vaccine, and to comply with all applicable laws, regulations, and orders related to the storage and shipment of the Vaccine, and the administration of the Vaccine.

7.0	The Requesting Organization agrees and shall ensure that the Vaccine supplied hereunder will:

7.1	not be used for any purpose other than as provided for in this request form;

7.2
only be administered by healthcare practitioners and others who are fully aware of, understand and will ensure adherence to all recommendations for the proper handling, administration and use of the Vaccine;

7.3	only be administered after freely given, prior informed consent is obtained from any and all persons to whom the vaccine is administered pursuant to the purpose;

7.4	only be administered in accordance with clinical trial protocols approved by (SELECT ONE: Health Canada OR the US Food and Drug Administration]; and

7.5	not be exported or otherwise made available for use outside the clinical trial site listed in this Request Form; and

8.0
For greater clarification, the Requesting Organization may only use the vaccine solely for use in clinical trials to assess the safety and efficacy of the Vaccine and shall not further distribute the Vaccine to any third party. The Requesting Organization may retain the Vaccine for only as long as is necessary to conduct the clinical trials sponsored by Newlink. The Requesting Organization shall return, transfer or destroy any unused Vaccine as directed by Newlink.

9.0
Any matter relating to the interpretation and application of this request form shall be governed, construed and resolved in accordance with the laws in force in the province of Ontario, Canada, and the request form shall be treated in all respect as an Ontario, Canada contract. The Requesting Organization irrevocably and unconditionally attorn to and submit to the exclusive jurisdiction of the courts of Ontario, Canada and all courts competent to hear appeals therefrom with respect to any dispute arising from this request form.

10.0	The terms and conditions contained in this request form are irrevocable and cannot be amended or changed, except by mutual agreement of PHAC and the Requesting Organization.

IV.    Shipping information

Name of focal point to accept delivery:........................................................... ....
Delivery address: ......................................................................................... .
Postcode ........................................ .....City.................................................
Country............... ... ... ....................................................... .................. ....
Telephone No....................................... Facsimile No..................................... E-mail. ............................................... ..

Additional notes concerning delivery logistics:

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

VI.    Signature Section

The undersigned represents and warrants that he/she has the right, power, legal capacity, and appropriate authority to execute this request on behalf of the organization for which he/she signs.

Agreed and accepted for Requesting Organization

[Name]
[Title]
[Date]

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex 1: Technical description of VSV-Ebola vaccine

[*]

1.     [*]
2.    [*]
3.    [*]
a.    [*]
b.    [*]
c.    [*]
d.    [*]
e.    [*]
f.    [*]
g.    [*]

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX B

[*]

[*]:

1)	[*]

2)	[*]

3)	[*]

4)	[*]

5)	[*]

6)	[*]

7)	[*]
a.[*]
b.[*]
c.[*]
d.[*]
e.[*]
f.[*]
g.[*]
h.[*]
i.[*]
j.    [*]

8)	[*]
a.[*]
b.[*]
c.[*]
d.[*]

9)	[*]

10)	[*]

11)	[*]

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX “F” independent third party valuation procedures
At Company’s election, the [*] shall be the value as determined in good faith by the Company and provided to Canada in a written notice delivered either prior to or within [*] days after the applicable assignment or Change of Control (the “Value Notice”); provided, that, if Canada in good faith desires to object to the value determined by the Company, Canada shall deliver written notice to Company disputing such value within [*] days of the date upon which the Value Notice is delivered to Canada (the “Dispute Notice”).
In the event Canada does not deliver a Dispute Notice within such [*] day period, the value set forth in the Value Notice will be deemed to be accepted by Canada and will be final, binding and conclusive.
Upon Company’s receipt of any Dispute Notice within such [*] day period or upon Company’s election to go directly to determining the value by an Acceptable Valuation Firm, the Company shall appoint an Acceptable Valuation Firm to which Canada has no reasonable objection to determine the value of the License Agreement. Any reasonable objection to the appointed Acceptable Valuation Firm shall be given by Canada within [*] days of Canada’s receipt of written notice of such appointed Acceptable Valuation Firm.
Once appointed, the Acceptable Valuation Firm will determine the [*] within a [*]-day period and such determination will be final, binding and conclusive.
“Acceptable Valuation Firm” means an investment bank, professional valuation firm or consulting firm that is recognized in the United States as having expertise and substantial experience in determining the enterprise value of biotechnology and pharmaceutical companies whose primary businesses consist of the discovery, ownership and development of pharmaceutical products; provided, however, that such investment bank, professional valuation firm or consulting firm shall not have been otherwise engaged by Company in the previous six months for any M&A advisory or capital markets transaction.